Exhibit 4.20

Paul Reynolds Chief Executive Officer Telecom New Zealand Ltd Telecom Place 167 Victoria Street West Private Bag 92-028 AUCKLAND

25 October 2011

The Minister of Finance	Private and confidential
C/- Chris O’Brien
Minter Ellison Rudd Watts
PO Box 2793
DX SP20009
Wellington
NEW ZEALAND

Dear Sir

TELECOM CORPORATION OF NEW ZEALAND LIMITED - AMENDMENT TO DEED RELATING TO CONVERSION OF KIWI SHARE

1.	DEED RELATING TO CONVERSION OF KIWI SHARE

1.1	in anticipation of the demerger of Telecom Corporation of New Zealand Limited (“Telecom”) into two separately listed businesses, and pursuant to clause 4.5 of the Interim Period Agreement, on 11 July 2011 Telecom and the Minister of Finance entered into the Deed Relating to Conversion of Kiwi Share (“Deed”) agreeing, among other things, to convert the Kiwi Share into an ordinary Telecom share.

2.	DEED RELATING TO CERTAIN OPERATIONAL AND GOVERNANCE UNDERTAKINGS

2.1	Since the signing of the Deed there have been minor amendments made to the document contained in Schedule 3 to the Deed. The amendments concern the Deed Relating to Certain Operational and Governance Undertakings (“Undertakings Deed”) and have been agreed to by the relevant stakeholders. The Undertakings Deed has not yet been signed, and is expected to be signed upon Final Court Orders being obtained from the High Court, but an agreed form of that deed was included as Schedule 3 to the Deed.

2.2	Section 2 of the Undertakings Deed has since been amended to incorporate a revision to the timing of the restriction on persons eligible to hold office as directors of Chorus Limited. The amendment was necessary to align the restriction on directors with the parties’ understanding that the relevant restriction will not apply until the demerger has been effected. The revised form of the Undertakings Deed is attached as an Appendix to this letter.

2.3	In addition, the Undertakings Deed states that the Chorus Limited constitution is as in the form set out in Appendix A of that document, however, at the time the Undertakings Deed was originally agreed, the Chorus Limited constitution was not available for inclusion. The Chorus Limited constitution has subsequently been agreed by the relevant stakeholders. A copy of this document has been included in the amended Undertakings Deed attached as an Appendix to this letter (refer to Appendix A of the Undertakings Deed).

Paul Reynolds Chief Executive Officer Telecom New Zealand Ltd Telecom Place 167 Victoria Street West Private Bag 92-028 AUCKLAND

2.4	For completeness, we note that the Deed defines the Interim Period Agreement as being dated 24 May 2011. The interim Period Agreement has subsequently been amended by various side letters.

3.	ACKNOWLEDGEMENT OF AMENDMENT

3.1	While these amendments to the Undertakings Deed are as previously agreed to by the parties, it is desirable that for the purposes of the Deed (and as contemplated by clause 12 of that Deed) Telecom and the Minister of Finance acknowledge and agree in writing that Schedule 3 of the Deed is to be read as being replaced with the revised Undertakings Deed attached as an Appendix to this letter (including the revised Chorus Limited constitution contained in Appendix A of that deed).

3.2	Accordingly, we formally request the Minister of Finance’s written acknowledgement of the revised Undertakings Deed and the revised Chorus Limited constitution. We would appreciate if you could please arrange for this letter to be countersigned and then return a signed copy of this letter to us confirming the Minister of Finance’s agreement to the contents of this letter.

4.	TIMEFRAME

4.1	In advance of the granting of the Final Court Orders by the High Court in November, we have a strong preference to obtain the requested acknowledgement as soon as possible.

Yours sincerely

/s/ Paul Reynolds
Paul Reynolds
Chief Executive Officer

EXECUTED AS A DEED:

Telecom Corporation of New Zealand Limited by:

/s/ Wayne Boyd	/s/ Paul Reynolds
Director	Director

Wayne Boyd	Paul Reynolds
Print Name	Print Name

Her Majesty the Queen in right of New Zealand acting by and through the Minister of Finance in the presence of:

/s/ BILL ENGLISH
Minister of Finance

/s/ D. Leonova	HON. BILL ENGLISH
Witness’ Signature	Print Name

D. Leonova	1/11/11
Witness’ Name	Dated

Economic Adviser
Witness’ Occupation

7.6 Beehive, Wellington
Witness’ Address

3

APPENDIX

Deed relating to certain operational and governance undertakings Chorus Limited and Her Majesty the Queen in right of New Zealand Date

AUCKLAND VERO CENTRE, 48 SHORTLAND STREET PO BOX 4199, AUCKLAND 1140, DX CP20509, NEW ZEALAND TEL 64 9 916 8800 FAX 64 9 916 8801

Contents

1. DEFINITIONS AND INTERPRETATION	1
2. BOARD COMPOSITION	3
3. SERVICES AND PRICING SCHEDULE	3
4. CHORUS’ CONSTITUTION	3
5. CHORUS SECURITY HOLDER MEETINGS	4
6. CROWN APPROVALS	4
7. EQUITABLE RELIEF AND INDEMNITY	4
8. MISCELLANEOUS	5

i

This Deed is made on	2011

between	(1) Chorus Limited (Chorus)

and	(2) Her Majesty the Queen in right of New Zealand (the Crown)

Introduction

A.	The Government’s objective in relation to ultra-fast broadband (UFB) is to accelerate the roll-out of ultra-fast broadband to 75 per cent of the New Zealand population over ten years, concentrating in the first six years on priority broadband users such as businesses, schools and health services, plus greenfield developments and certain tranches of residential areas (the UFB Objective).

B.	The UFB Objective will be supported by the Government investing up to $1.5 billion, which is expected to be at least matched by private sector investment and will be directed to open-access infrastructure.

C.	Chorus, a New Zealand public company focusing on the supply of fixed access and aggregation services in New Zealand, was created out of the demerger of Telecom Corporation of New Zealand Limited (TCNZ).

D.	Pursuant to the Transaction Documents, Chorus has agreed to build and operate the Network in the Coverage Area and CFH will provide certain funding to Chorus for that purpose.

It is agreed

1.	Definitions and Interpretation

1.1	Definitions

In this Deed, unless specified otherwise:

Board means board of directors of Chorus at any time and from time to time;

CFH means Crown Fibre Holdings Limited;

Chorus Group means Chorus and Chorus New Zealand Limited (the New Zealand company that undertakes the business of the supply of fixed access and aggregation services in New Zealand, as the owner and/or operator of a telecommunications network) which have been established in connection with Structural Separation;

Constitution means the form of constitution adopted by Chorus on the date of this Deed, attached in the Appendix;

Crown means Her Majesty the Queen acting in right of New Zealand acting by and through the Minister of Finance or the Minister of State Owned Enterprises;

Director means a person appointed as a director of Chorus from time to time;

Final Court Orders means the final orders of the High Court in respect of Structural Separation made under Part XV of the Companies Act 1993 (as amended);

Minister means a Minister of the Crown from time to time;

NIPA means the network infrastructure project agreement between CFH and TCNZ dated 24 May 2011;

Relevant Constitutional Provisions means the provisions referred to in clause 7 of the Constitution;

Security has the meaning given to that term in the Securities Act 1978, as amended from time to time;

Services and Pricing Schedules means Schedules 6 and 10 of the NIPA, including the agreed pricing tables referred to in those Schedules which contain details of the services to be offered by Chorus and the pricing of such services to be charged by Chorus from time to time;

Structural Separation means the High Court approved arrangement to effect the demerger and structural separation of the Chorus Group from Telecom Corporation of New Zealand Limited;

Structural Separation Completion means the date from which Structural Separation has occurred and has been effected in accordance with the Final Court Orders; and

Telecommunications Service means a telecommunications service as defined in the Telecommunications Act 2001.

1.2	Interpretation

For the purposes of this Deed, a person is an Associated Person of another person if:

(a)	they are acting jointly or in concert; or

(b)	either person acts in accordance with the wishes of the other person; or

(c)	either person is able, directly or indirectly, to exert a substantial degree of influence over the activities of the other; or

(d)	they are both, directly or indirectly, under the control of the same person; or

(e)	the persons have a business relationship, personal relationship, or an ownership relationship such that they should, under the circumstances, be regarded as associated; or

(f)	the first person is an associate of a third person who is an associate of the other person (in both cases under any of paragraphs (a) to (e)) and the nature of the relationships between the first person, the third person and the other person (or any of them) is such that, under the circumstances, the first person should be regarded as an associate of the other person,

(g)	provided that a person will not be an Associated Person of another person if:

(h)	the first person fits within one or more of the categories of Associated Person above by reason of an employment relationship with, or a directorship of, a person who provides Telecommunications Services, and that employment relationship or directorship is no longer in existence and has not been in existence during the previous 12 months;

(i)	under the circumstances, the first person, in making a decision or exercising a power affecting Chorus, is unlikely to be influenced as a consequence of the circumstances referred to above which caused those persons to be Associated Persons; or

(j)	the Crown rules they are not Associated Persons.

1.3	Terms defined in the NIPA

Capitalised terms used but not defined in this Deed have the meanings given to them in the NIPA.

2.	Board composition

Subject to Structural Separation having occurred and having been effected in accordance with the Final Court Orders, no person who is an Associated Person of a person which provides Telecommunications Services in New Zealand (other than the services to be provided by Chorus) shall, at any time after Structural Separation Completion, be appointed or hold office as a Director.

3.	Services and Pricing Schedule

3.1	During the period commencing on the date of this Deed and ending on 31 December 2019 (both dates inclusive), no amendments may be made at any time to the Services and Pricing Schedules unless the prior written consent of the Crown (or any nominee appointed in accordance with clause 6.2 below) has been given, excluding, for the avoidance of doubt, any changes to the actual services offered by Chorus or the price of such services which occurs in accordance with the terms of the Services and Pricing Schedules.

4.	Chorus’ constitution

4.1	Chorus represents and warrants for the benefit of the Crown that on the date of the Final Court Orders, Chorus adopted the Constitution. The Crown acknowledges that it has approved the form of the Relevant Constitutional Provisions in the Constitution.

4.2	Chorus must, and must procure that the Chorus directors and employees, at all times comply with the Relevant Constitutional Provisions.

4.3	Without limiting any other provision of this Deed, including clause 4.2, Chorus must, and must procure that the Board will, take all action permitted by the Constitution so as to ensure that:

(a)	no person shall have a relevant interest in 10 percent or more of the total voting shares for the time being without, and except in accordance with the terms of, the prior written approvals of the Crown given under this Deed; or

(b)	no person who is not a New Zealand national shall have a relevant interest in more than 49.9 percent of the total voting shares for the time being without, and except in accordance with the terms of, the prior written approval of the Crown given under this Deed.

4.4	Chorus must not take any step, whether directly or indirectly, to make any amendment to, or remove, or in any way change the effect of any Relevant Constitutional Provision.

4.5	Chorus and the Crown agree that for the purposes of voting on any resolution described in paragraph (b) of the definition of “special resolution” in the Constitution, a special resolution must be approved by a majority of 100 percent of the votes of those shareholders entitled to vote and voting on the question.

5.	Chorus Security holder meetings

Chorus must provide the Crown with notice of any meeting of any holders of any Security on issue in the Company, and the Company will ensure that the Crown is entitled, and is able, to attend and speak at any such meeting on any matter relevant to the Relevant Constitutional Provisions.

6.	Crown Approvals

6.1	Any approval or consent required of the Crown under this Deed or the Constitution may be given or withheld in the sole discretion of the Crown and on such terms and conditions as the Crown thinks fit. The giving of any such approval or consent shall not derogate from the need to obtain any approval or consent of the Crown under any enactment.

6.2	The Crown may, by notice in writing to Chorus, nominate a Minister to exercise its rights under this Deed. The Crown may withdraw or amend any such nomination by notice in writing to Chorus.

7.	Equitable relief and indemnity

7.1	Ability to seek equitable relief

Chorus acknowledges that, in the event of any breach or threatened breach of this Deed (including, for the avoidance of doubt, any breach or threatened breach of the Relevant Constitutional Provisions resulting in a breach or threatened breach of clause 4.4 of this Deed) by Chorus, any past or present director of Chorus or any shareholder or potential shareholder of Chorus, damages will not be an adequate remedy for the Crown and the Crown may seek specific performance of the terms of this Deed, injunctive relief or any other similar remedy, in addition to any other remedies available at law or in equity under or independently of this Deed. In any proceeding brought by the Crown seeking such equitable relief for a breach or threatened breach of this Deed, Chorus will not claim or argue that the breach or threatened breach is one which may not or ought not be the subject of equitable relief or otherwise act in a way that would be prejudicial to a claim by the Crown for equitable relief.

7.2	Indemnity

In the event of the Crown bringing proceedings against the Company, any member of the Board or any past director of the Company or any shareholder or potential shareholder in the Company, in respect of this Deed, and having judgment awarded in its favour, the Company must indemnify the Crown against all the costs of that action on a solicitor and own client basis.

8.	Miscellaneous

8.1	Assignment

(a)	This Deed is binding on, and continues for the benefit of, the parties and their respective successors and permitted assignees or transferees. Except as provided in this Deed, a party cannot assign or otherwise transfer the benefit of this Deed without the prior written consent of the other parties (which consent may be withheld at each other party’s absolute discretion).

(b)	Nothing in clause 8.1(a) will apply to the assignment by the Crown of its rights and obligations under this Deed to a Minister.

8.2	Amendments

This Deed cannot be amended or varied except in writing signed by both parties.

8.3	Exercise of rights and waivers

No failure to exercise, and no delay in exercising, a right of the Crown under this Deed will operate as a waiver of that right, nor will a single or partial exercise of a right preclude another or further exercise of that right or the exercise of another right. No waiver by the Crown of its rights under this Deed is effective unless it is in writing signed by or on behalf of the Crown.

8.4	Partial invalidity

If any provision of this Deed offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a)	where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature, it must be read down to the minimum extent necessary to achieve that result; and

(b)	in any other case the offending provision must be severed from this Deed, in which event the remaining provisions of this Deed operate as if the severed provision had not been included.

8.5	Life of undertakings

The operational and governance undertakings set out in this Deed will remain effective and in force unless and until the Crown agrees in writing to terminate this Deed, regardless of whether the UFB Objective has been achieved or work on the Network has been completed.

8.6	Counterparts

This Deed may be executed on the basis of an exchange of facsimile or scanned copies of this Deed and execution of this Deed by such means is to be a valid and sufficient execution. If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

8.7	Governing law

This Deed is governed by and must be construed in accordance with the laws of New Zealand.

Execution

Executed as a deed.

Chorus Limited by

/s/ Wayne Boyd	/s/ Paul Reynolds
Director	Director

Wayne Boyd	Paul Reynolds
Print Name	Print Name

Her Majesty the Queen in right of New Zealand acting by and through for and on behalf of the Minister of Finance or the Minister of State Owned Enterprises in the presence of:

Minister of Finance

Witness’ Signature	Print Name

Witness’ Name

Witness’ Occupation

Witness’ Address

Appendix A

CHORUS LIMITED CONSTITUTION

CONSTITUTION

OF

CHORUS LIMITED

CONSTITUTION OF CHORUS LIMITED	i

CONTENTS

PART A - INTRODUCTION

1.	DEFINED TERMS	1

2.	CONSTRUCTION	3

3.	CONFIRMATION IN OFFICE	4

4.	THE RELATIONSHIP BETWEEN THIS CONSTITUTION AND THE ACT	4

5.	THE RELATIONSHIP BETWEEN THIS CONSTITUTION AND THE RULES	4

6.	ALTERATION OR REVOCATION OF THIS CONSTITUTION	5

7.	COMPLIANCE WITH DEED	5

PART B - SHARES AND SHAREHOLDERS		6

8.	THE COMPANY’S SHARES	6

9.	ISSUE OF NEW EQUITY SECURITIES	6

10.	SHARE REGISTER	6

11.	TRANSFER OF EQUITY SECURITIES	7

12.	CALLS, FORFEITURE AND LIENS	9

13.	ACQUISITION OF OWN SHARES AND REDEMPTIONS	9

14.	SHAREHOLDER RIGHTS	10

15.	DISTRIBUTIONS	12

16.	MEETINGS OF SHAREHOLDERS	13

PART C: DIRECTORS		14

17.	APPOINTMENT AND REMOVAL	14

18.	CHAIRPERSON	15

19.	VACATION OF OFFICE	15

20.	MANAGEMENT OF THE COMPANY	16

21.	PROCEEDINGS OF THE BOARD	16

22.	DELEGATION OF POWERS	17

23.	INTERESTED DIRECTORS	18

24.	REMUNERATION	19

25.	ALTERNATE DIRECTORS	19

26.	MANAGING DIRECTOR	20

PART D: GENERAL		21

27.	SECRETARY	21

28.	INDEMNITY AND INSURANCE FOR DIRECTORS AND EMPLOYEES	21

29.	SERVICE OF DOCUMENTS ON SHAREHOLDERS	22

30.	EXECUTION OF CONTRACTS	25

31.	REMOVAL OF COMPANY FROM NEW ZEALAND REGISTER	25

FIRST SCHEDULE		26

	OWNERSHIP RESTRICTIONS	26

CONSTITUTION OF CHORUS LIMITED	ii

SECOND SCHEDULE	34

SALE OF LESS THAN MINIMUM HOLDINGS	34

THIRD SCHEDULE	36

CALLS, FORFEITURE AND LIEN	36

FOURTH SCHEDULE	41

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS	41

FIFTH SCHEDULE	51

PROCEEDINGS OF THE BOARD	51

SIXTH SCHEDULE	57

PROXY FORM	57

CONSTITUTION OF CHORUS LIMITED	1

CONSTITUTION

OF

CHORUS LIMITED

PART A - INTRODUCTION

1.	DEFINED TERMS

1.1	In this constitution the following expressions have the following meanings:

“the Act” means the Companies Act 1993;

“ASX” means ASX Limited or the financial market operated by ASX Limited, as the context requires;

“ASX Rules” means the listing rules of ASX and any other rules of ASX or its subsidiaries which are applicable while the Company is admitted to the official list of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver;

“Chorus Group” means the Company, and Chorus New Zealand Limited (the New Zealand company that undertakes the business of the supply of fixed access and aggregation services in New Zealand, as the owner and/or operator of a telecommunications network) which have been established in connection with Structural Separation;

“the Company” means Chorus Limited;

“this constitution” means this constitution as it may be altered from time to time in accordance with the Act;

“Court” means the High Court of New Zealand;

“Crown” means Her Majesty the Queen in right of New Zealand;

“Deed” means the deed relating to certain operational and governance undertakings dated                      between the Company and the Crown, and includes that document as amended, varied, novated or substituted from time to time;

“Final Court Orders” means the final orders of the Court in respect of Structural Separation made under Part XV of the Act (as amended);

“New Zealand citizen” means any New Zealand citizen, or any person who has attained the age of 18 years and is of full capacity who would, in the opinion of the Board, meet the requirements for citizenship set out in section 8(2) of the Citizenship Act 1977 (or any provision enacted in substitution for that section) if that person made an application for citizenship on the date on which his or her status is considered for the purposes of this constitution;

CONSTITUTION OF CHORUS LIMITED	2

“NZX” means NZX Limited, its successors and assigns and, as the context permits, includes any duly authorised delegate of NZX;

“ordinary resolution” has the same meaning in relation to the Company as the expression “Ordinary Resolution of the Issuer” under the Rules;

“the Rules” means the Listing Rules applying to the NZSX and NZDX markets (or any successor to those markets) as altered or substituted from time to time by NZX;

“Secretary” means any person or persons appointed as Secretary of the Company pursuant to clause 27 of this constitution, and includes a deputy secretary;

“special resolution” means:

(a)	subject to paragraph (b) below, a resolution approved by a majority of 75% of the votes of those shareholders entitled to vote and voting on the question; and

(b)	but for so long as clauses 4.4 and 4.5 of the Deed remain in full force and effect, on any resolution to amend or remove clause 6 of the First Schedule or any of the definitions or clauses listed in clause 6.1 of the First Schedule, or any resolution to revoke this constitution or adopt a constitution which has the effect of altering or removing clause 6 of the First Schedule or any of the definitions or clauses listed in clause 6.1 of the First Schedule, a resolution approved by a majority of 100% (or, if specified in the Deed at any time, 75%) of the votes of those shareholders entitled to vote and voting on the question;

“Structural Separation” means the Court approved arrangement to effect the demerger and structural separation of the Chorus Group from Telecom Corporation of New Zealand Limited;

“Structural Separation Completion” means the date from which Structural Separation has occurred and has been effected in accordance with the Final Court Orders;

“Telecommunications Service” means a telecommunications service as defined in the Telecommunications Act 2001;

“treasury stock” means shares in the Company acquired by the Company and held as treasury stock pursuant to the Act and includes shares in the Company held by a subsidiary other than in accordance with section 82(6) of the Act; and

“written” or “in writing” in relation to words, figures and symbols includes all modes of presenting or reproducing those words, figures and symbols in a tangible and visible form.

1.2	Expressions and words (whether or not expressed with initial capital letters) which are defined in the Rules and which are not defined in clause 1.1 have the meanings given by the Rules.

1.3	Subject to clause 1.2, expressions which are defined in the Act and/or the Securities Act 1978 (whether in section 2, or elsewhere for the purposes of a particular subsection, section or sections) have the meanings given to them by the Act and/or the Securities Act 1978. Where an expression is defined in the Act and/or the Securities Act 1978 more than once and in different contexts, its meaning will be governed by the context in which it appears in this constitution.

CONSTITUTION OF CHORUS LIMITED	3

2.	CONSTRUCTION

2.1	In this constitution:

(a)	headings appear as a matter of convenience and do not affect the interpretation of this constitution;

(b)	the singular includes the plural and vice versa, and words importing one gender include the other genders;

(c)	a reference to an enactment or any regulations is a reference to that enactment or those regulations as amended, or to any enactment or regulations substituted for that enactment or those regulations;

(d)	a reference to a Rule or the Rules includes that Rule or the Rules as from time to time amended or substituted;

(e)	a reference to an ASX Rule or the ASX Rules includes that ASX Rule or the ASX Rules as from time to time amended or substituted;

(f)	the Schedules form part of this constitution;

(g)	where in any document entered into by the Company prior to the date that this constitution came into effect there is a reference to the previous constitution of the Company and to defined terms in the articles such references shall be read and construed as references to this constitution and to the nearest equivalent defined term in the constitution;

(h)	a reference to permitted by the Act or permitted by the Rules or permitted by the ASX Rules means not prohibited by the Act or not prohibited by the Rules or not prohibited by the ASX Rules; and

(i)	a person is interpreted as an Associated Person of another person if:

(i)	they are acting jointly or in concert; or

(ii)	either person acts in accordance with the wishes of the other person; or

(iii)	either person is able, directly or indirectly, to exert a substantial degree of influence over the activities of the other; or

(iv)	they are both, directly or indirectly under the control of the same person; or

(v)	the persons have a business relationship, personal relationship or an ownership relationship such that they should under the circumstances, be regarded as associated; or

(vi)	the first person is an associate of a third person who is an associate of the other person (in both cases under any of paragraphs (i) to (v)) and the nature of the relationships between the first person, the third person and the other person (or any of them) is such that, under the circumstances, the first person should be regarded as an associate of the other person,

CONSTITUTION OF CHORUS LIMITED	4

(j)	provided that a person will not be an Associated Person of another person if:

(i)	the first person fits within one or more of the categories of Associated Person above by reason of an employment relationship with, or a directorship of, a person who provides Telecommunications Services, and that employment relationship or directorship is no longer in existence and has not been in existence during the previous 12 months; or

(ii)	under the circumstances, the first person, in making a decision or exercising a power affecting Chorus, is unlikely to be influenced as a consequence of the circumstances referred to above which caused those persons to be Associated Persons; or

(iii)	the Crown rules they are not Associated Persons.

3.	CONFIRMATION IN OFFICE

3.1	All offices, elections, and appointments (including of or to the Board and committees of the Board), registers, registrations, records, instruments, delegations, plans (including any currency selection, dividend selection, share investment, and dividend reinvestment plan) and generally all acts of authority that originated under any previous constitution of the Company and are subsisting and in force on the day on which this constitution is adopted by the shareholders in a meeting shall continue and be deemed to be effective and in full force under this constitution.

4.	THE RELATIONSHIP BETWEEN THIS CONSTITUTION AND THE ACT

Effect of the Act on this constitution

4.1	The Company, the Board, each director, and each shareholder have the rights, powers, duties, and obligations set out in the Act except to the extent that they are negated or modified, in accordance with the Act, by this constitution.

Effect of this constitution

4.2	This constitution has no effect to the extent that it contravenes the Act, or is inconsistent with it.

5.	THE RELATIONSHIP BETWEEN THIS CONSTITUTION AND THE RULES

Company must comply with listing rules of exchanges while listed

5.1	Notwithstanding anything else in this constitution, for so long as the Company is listed on the relevant stock exchange:

(a)	the Company must comply with the Rules and ASX Rules (as modified by any waiver or ruling); and

(b)	if this constitution contains any provision inconsistent with the Rules or ASX Rules, as modified by any waiver or ruling relevant to the Company, then the relevant Rules or ASX Rules (as modified by any such waiver or ruling) prevail.

CONSTITUTION OF CHORUS LIMITED	5

Incorporation of Rules while listed

5.2	For so long as the Company is listed:

(a)	this constitution is deemed to incorporate all provisions of the Rules required under the Rules to be contained or incorporated by reference in this constitution, as those provisions apply from time to time (and as modified by any waiver or ruling relevant to the Company); and

(b)	if the Rules or ASX Rules are changed so that any act or omission by the Company, which was formerly prohibited by the relevant Rules or ASX Rules, is subsequently required or permitted by the change, the act or omission is deemed to be authorised by this constitution with effect from the date of the change, provided this clause shall not negate the need to comply with whichever of the Rules or ASX Rules has not been so changed (subject to any waiver or ruling relevant to the Company).

Effect of a waiver or ruling from a Stock Exchange

5.3	If any act or omission which in the absence of a ruling and/or waiver from either or both of NZX or ASX would be in contravention of the Rules, the ASX Rules and/or this constitution, and rulings or waivers are granted by the relevant stock exchange or stock exchanges, that act or omission will, unless a contrary intention appears in this constitution, be regarded as being authorised by this constitution and the relevant listing rules.

Failure to comply with Rules has limited effect in some cases

5.4	Any failure to comply with:

(a)	the Rules; or

(b)	clause 14.4;

does not affect the validity or enforceability of any transaction, contract, action or other matter whatsoever (including the proceedings of, or voting at, any meeting) done or entered into by, or affecting, the Company, except that a party to a transaction or contract who knew of the failure to comply with the Rules or clause 14.4 is not entitled to enforce that transaction or contract. This clause does not affect the rights of any holder of securities of the Company against the Company or the directors arising from failure to comply with the Rules or clause 14.4.

6.	ALTERATION OR REVOCATION OF THIS CONSTITUTION

Shareholders may alter or revoke this constitution by special resolution

6.1	The shareholders may alter or revoke this constitution by special resolution.

7.	COMPLIANCE WITH DEED

7.1	The Company must comply with all of its obligations under the Deed (unless, for the avoidance of doubt, it has been terminated with the consent of the Crown). Notwithstanding this clause 7.1, the Deed may be cancelled or terminated, or varied, at any time by the parties to it by written agreement without the consent or approval of shareholders under the Act or this constitution.

CONSTITUTION OF CHORUS LIMITED	6

PART B - SHARES AND SHAREHOLDERS

8.	THE COMPANY’S SHARES

Company’s shares

8.1	The Company has fully paid ordinary shares with the rights set out in section 36 of the Act. No money is payable for calls or otherwise on those ordinary shares.

9.	ISSUE OF NEW EQUITY SECURITIES

Board may issue equity securities

9.1	The Board may issue equity securities that rank as to voting or distribution rights or both, equally with or prior to any existing equity securities in the Company in accordance with this constitution and (for so long as the Company is listed) the provisions of the Rules and ASX Rules. Any such issue shall not be treated as an action affecting the rights attached to the existing equity securities.

Board need not comply with statutory pre-emptive rights

9.2	Section 45(1) and section 45(2) of the Act do not apply to the Company. If the Board issues equity securities that rank as to voting or distribution rights, or both, equally with or prior to the equity securities already issued by the Company, the Board need not first offer those equity securities for acquisition to existing holders.

10.	Share register

Company must maintain a share register

10.1	The Company must maintain a share register in the manner required by the Act.

Share register may be divided

10.2	The share register may be divided into 2 or more registers kept in different places.

Share register kept by means of computer or other electronic system

10.3	Where the Board has determined that the principal share register is to be kept by means of a computer or other electronic system:

(a)	the non-removable disc storage system or other central information storage system (the “central information storage system”) of the computer or other electronic system must be located in New Zealand;

(b)	notwithstanding that the computer or other electronic system is capable of being accessed by remote terminals (whether within or outside New Zealand), the record of the principal share register on the central information storage system shall constitute the principal share register, which shall be located where the central information storage system is located; and

(c)	where information deriving from any such computer or other electronic system is capable of being accessed by remote terminals, in the event of any difference between information provided at terminals located at the office in New Zealand where the central information storage system is located and information provided at remote terminals, the former shall be conclusive for all purposes.

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Share register is conclusive

10.4	The Company may treat the registered holder of equity securities as the only person entitled to:

(a)	exercise the right to vote attaching to the equity securities;

(b)	receive notices;

(c)	receive a distribution in respect of the equity securities; and

(d)	exercise the other rights and powers attaching to the equity securities.

10.5	The Board may determine in a notice of meeting that for the purposes of voting at that meeting those registered holders as at 5 pm on the day before the meeting shall be the only persons entitled to exercise the right to vote at that meeting and only the equity securities registered in the name of those holders at that time may be voted at that meeting. This clause 10.4 does not limit the right of a registered holder to appoint a proxy or corporate representative.

Trusts not to be entered on share register

10.6	The Company must not enter any notice of a trust on the share register, or any other register of equity securities, whether that trust is express, implied or constructive. The Company is not bound to recognise (even when having notice) any equitable, contingent, future, or partial interest in any equity security or an interest in any fractional part of an equity security or (except only as otherwise provided by this constitution or required by law) any other rights in respect of an equity security except an absolute right to the entirety of the equity security in the registered holder.

Option holders’ register

10.7	The Company must maintain a register of all option holders.

11.	TRANSFER OF EQUITY SECURITIES

Methods of transfer

11.1	Subject to any determination of the Board, equity securities may be transferred by the following methods:

(a)	by the delivery of a form of transfer signed by the present holder of the equity securities, or by that holder’s attorney, personal representative, or by any other person who may lawfully sign on behalf of that holder, to the Company or an agent of the Company who maintains the register for those securities under the Act. The transferee must sign the transfer form if the registration as holder of those securities imposes a liability to the Company on the transferee; or

(b)	in accordance with any system of transfer approved under section 7 of the Securities Transfer Act 1991.

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Equity securities transferred by entry on register

11.2	Equity securities may be transferred by entry of the name of the transferee on the Company’s register for those equity securities.

11.3	Board must refuse or delay a transfer

11.4	The Board must refuse or delay the registration of any transfer of equity securities if permitted to do so by the Act, Rules, ASX Rules, in any of the following circumstances:

(a)	when it must do so under clause 4 of the First Schedule; or

(b)	where the registration of the transfer would or would be likely to breach clause 4 of the First Schedule.

Board may refuse or delay a transfer

11.5	The Board may in its absolute discretion refuse or delay the registration of any transfer of equity securities if permitted to do so by the Act, Rules, ASX Rules, in any of the following circumstances:

(a)	the Company has a lien on those securities; or

(b)	the transfer is not accompanied by documentation that establishes the entitlement to transfer; or

(c)	registration of the transfer, together with the registration of any further transfer or transfers then held by the Company and awaiting registration, would result in the proposed transferee holding securities of less than the minimum holding; or

(d)	such action is permitted by the Rules.

The Board may require forfeiture of securities

11.6	The Board may by notice to a holder of securities require the forfeiture of that holder’s securities where those securities have been registered under a system of transfer approved under section 7 of the Securities Transfer Act 1991 and the Board has reasonable grounds to believe that it would have had grounds under clause 11.4 or 11.5 to refuse to register the transfer at the time the transfer was registered.

Registration not to affect other powers

11.7	The registration of any transfer shall not prejudice or affect in any way the powers exercisable by the Board under clause 3 of the First Schedule or otherwise.

Sale of minimum holdings

11.8	The Company may sell securities of less than a minimum holding in accordance with the procedures set out in the Second Schedule.

Transfer of options

11.9	Subject to the conditions attaching to options and rights, options and rights may be transferred by an instrument of transfer, and clauses 11.1 to 11.8 apply with such modifications as are necessary to any option or right.

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12.	Calls, forfeiture and liens

Board may make calls

12.1	The Board may make calls on any holder of securities for any money that is unpaid on that holder’s securities and not otherwise payable at a specified time or times under this constitution or the terms of issue of those securities or any contract for the issue of those securities. An obligation to pay amounts unpaid of the issue price of any securities must not be cancelled, reduced or deferred without the authority of an ordinary resolution. The Third Schedule governs calls on securities.

Forfeiture of securities where calls or other amounts unpaid

12.2	The Board may commence procedures in accordance with the Third Schedule for forfeiture of any securities if the holder of those securities fails to pay:

(a)	a call, or an instalment of a call, on those securities; or

(b)	any amount that is payable under this constitution or the terms of issue of those securities or any contract for the issue of the securities.

Company’s lien

12.3	The Company has a lien on the securities and dividends in respect of such securities on the terms and conditions set out in the Third Schedule.

13.	ACQUISITION OF OWN SHARES AND REDEMPTIONS

Company may acquire and hold its own equity securities

13.1	The Company may purchase or otherwise acquire equity securities issued by the Company and may hold those equity securities as treasury stock in accordance with the Act. Subject to the Rules, the ASX Rules, the Act and this constitution the Board may make an offer to one or more holders of equity securities to acquire equity securities issued by the Company in such number or proportions as the Board thinks fit in accordance with the Act, the Rules and the ASX Rules.

Company may issue or redeem redeemable equity securities

13.2	The Company may issue or redeem redeemable equity securities subject to this constitution, the Act, the Rules and the ASX Rules. The Company may redeem redeemable equity securities:

(a)	at its option if permitted by the terms of issue; or

(b)	at the option of the holder of the equity securities if permitted by the terms of issue; or

(c)	on a date for redemption specified by a special resolution which alters this constitution by adding such a date, or (to the extent permitted by law) on a date for redemption specified as such in the terms of issue of such redeemable equity securities,

13.3	in each case for a consideration that is specified, or calculated by reference to a formula, or required to be fixed by a suitably qualified person who is not associated with or interested in the Company, in accordance with the Act.

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13.4	Subject to this constitution, the Act, the Rules and the ASX Rules, the Company may exercise an option to redeem redeemable equity securities issued by the Company in relation to one or more holders of redeemable equity securities in accordance with this constitution, the Act, the Rules and the ASX Rules.

14.	SHAREHOLDER RIGHTS

Share confers rights on shareholder

14.1	Subject to clause 14.4 and the terms on which a share is issued, a share in the Company confers on the holder:

(a)	subject to clauses 10.4 and 14.2, the right to one vote on a poll at a meeting of shareholders on any resolution, including any resolution to:

(i)	appoint or remove a director or an auditor;

(ii)	adopt a constitution;

(iii)	alter this constitution;

(iv)	approve a major transaction;

(v)	approve an amalgamation under the Act; and

(vi)	put the Company into liquidation;

(b)	the right to an equal share in dividends authorised by the Board; and

(c)	the right to an equal share in the distribution of the Company’s surplus assets.

14.2	Where there are securities of the same class, some of which are fully paid and some of which are not fully paid, each security which is not fully paid shall carry only a fraction of the vote which would be exercisable if the security were fully paid. The fraction shall be equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited and amounts paid in advance of a call).

14.3	Equity security holders of all classes are entitled to attend meetings of shareholders and to receive copies of all notices, reports and financial statements issued generally to holders of securities carrying votes.

Voting restrictions under Rules

14.4	A person who is prohibited by the Rules from casting a vote in favour of any resolution must not cast a vote on any securities held by that person in favour of any such resolution.

Statement of rights to be given to shareholders

14.5	Where the Act, the Rules or the ASX Rules require, the Company must issue a statement of rights complying with the Act, the Rules or the ASX Rules (if applicable) to any holder of securities who asks for one.

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Company must obtain approval before altering quoted equity security holders’ rights

14.6	The Company must not take any action that affects the rights attached to quoted equity securities unless that action has been approved by a special resolution of each interest group. For the purposes of this clause:

(a)	“class” means a class of equity securities having attached to them identical rights, privileges, limitations and conditions;

(b)	“interest group”, in relation to any action or proposal affecting rights attached to equity securities, means a group of holders of equity securities whose affected rights are identical, and whose rights are affected by the action or proposal in the same way, and (subject to clause 14.6(c)) who comprise the holders of one or more classes of equity securities in the Company;

(c)	one or more interest groups may exist in relation to any action or proposal, and if:

(i)	action is taken in relation to some holders of equity securities in a class and not others; or

(ii)	a proposal expressly distinguishes between some holders of equity securities in a class and other holders of equity securities in that class,

(d)	holders of equity securities in the same class may fall into 2 or more interest groups; and

(e)	the rights attached to an equity security include:

(i)	the rights, privileges, limitations and conditions attached to the equity security by the Act, this constitution, or the document which governs the rights of that equity security, including voting rights and rights to distributions;

(ii)	the right to have the procedure set out in this clause observed by the Company; and

(iii)	the right that a procedure required by this constitution or the document which governs the rights of that equity security for the amendment or alteration of rights not be amended or altered.

Non compliance in certain circumstances

14.7	The Company shall not be required to comply with clause 14.6 in respect of actions that affect the rights attached to equity securities which are not shares of the Company if those equity securities were issued on terms which expressly permitted the action in question to be taken without the prior approval of holders of those equity securities, and those terms were clearly disclosed in the offering document (if any) pursuant to which those equity securities were offered, provided that this clause shall not exempt the Company from compliance with covenants or undertakings which are contained in the document pursuant to which those equity securities were issued or constituted.

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15.	DISTRIBUTIONS

Board may authorise distributions

15.1	The Board may authorise a distribution by the Company in accordance with the Act.

Board’s power to authorise dividend is restricted

15.2	The Board must not authorise a dividend:

(a)	in respect of some but not ail the shares in a class; or

(b)	that is of a greater value per share in respect of some shares of a class than it is in respect of other shares of that class,

unless the amount of the dividend in respect of a share of that class is in proportion to the amount paid to the Company in satisfaction of the liability of the shareholder under this constitution or under the terms of issue of the share or under a contract for the issue of the share. Nothing in this clause prevents the Board issuing shares wholly or partly in lieu of dividend in accordance with the Act.

15.3	Notwithstanding clauses 14.1(b) and 15.2, but subject to the Act, this constitution, the Rules and the ASX Rules, the Board may authorise a supplementary dividend to be paid by the Company to non resident shareholders who qualify for such a dividend in terms of the Income Tax Act 2007. Supplementary dividends shall be authorised and paid at the same times as ordinary dividends are authorised and paid and the amount of the supplementary dividend shall be calculated in accordance with the applicable provisions of the Income Tax Act 2007.

Shareholder may waive dividend

15.4	Notwithstanding clause 15.2, a shareholder may waive its, his or her entitlement to receive a dividend by giving a written notice to the Company signed by or on behalf of the shareholder.

No interest on distributions

15.5	A distribution shall not bear interest against the Company, unless the terms of issue or the contract for issue expressly provide otherwise.

Board may deduct from distribution amounts owed to Company or as required by law

15.6	The Board:

(a)	may, at its discretion, deduct from any distribution payable to any shareholder any amount owed by the shareholder to the Company on account of any call or otherwise; and

(b)	must deduct from any distribution payable to any shareholder any amount it is required by law to deduct.

Unclaimed dividends or other distributions

15.7	All dividends or other distributions unclaimed for one year after having been authorised may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The Company shall be entitled to mingle the amounts of any such dividends or other distributions with other money of the Company or spend any such dividends or other distributions, and shall not be required to hold them or regard them as being impressed with any trust.

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15.8	All dividends or other distributions, and any other moneys payable to any shareholder or former shareholder in respect of shares and/or interests in respect of debt securities issued by the Company remaining unclaimed for five years after having been authorised or otherwise having become payable, may, at the expiry of such period of five years after having been authorised or otherwise having become payable, be forfeited by resolution of the Board for the benefit of the Company. The Board must at any time after such forfeiture annul the forfeiture, and subject to compliance with the solvency test, pay the dividend or other distribution to any person producing evidence of its, his or her entitlement.

16.	MEETINGS OF SHAREHOLDERS

Company must hold annual meeting of shareholders

16.1	The Board must call an annual meeting of shareholders to be held:

(a)	not later than 15 months after the date of the previous annual meeting of shareholders; and

(b)	not later than 6 months after the balance date of the Company.

16.2	The Company must hold the meeting on the date on which it is called by the Board to be held.

Company may hold special meetings of shareholders

16.3	A special meeting of shareholders entitled to vote on an issue:

(a)	may be called at any time by the Board; and

(b)	must be called by the Board on the written request of shareholders holding shares carrying together not less than 5% of the voting rights entitled to be exercised on the issue.

Proceedings at meetings of shareholders and interest groups

16.4	The Fourth Schedule governs the proceedings at meetings of shareholders. The Fourth Schedule also governs the proceedings of meetings of any interest group required to be held by the Act, the Rules, the ASX Rules or this constitution, with all necessary consequential modifications, except that the quorum shall be members of the interest group holding 5% or more of the total number of securities held by all members of that group having the right to vote at the meeting.

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PART C: DIRECTORS

17.	APPOINTMENT AND REMOVAL

Board Composition

17.1	The minimum number of directors (other than alternate directors) is 5. The maximum number of directors (other than alternate directors) is 12. The shareholders may increase the maximum number of directors by an ordinary resolution. Subject to these limitations the number of directors to hold office shall be fixed from time to time by the Board.

17.2	There is no shareholding qualification for directors.

Special restriction

17.3	Subject to Structural Separation having occurred and having been effected in accordance with the Final Court Orders, no person who is an Associated Person of a person which provides Telecommunications Services in New Zealand (other than the services to be provided by Chorus) shall, at any time after Structural Separation Completion, be appointed or hold office as a director.

Half of Board to be New Zealand citizens

17.4	A person who is not a New Zealand citizen shall not be eligible for appointment or election as a director if, immediately after his or her appointment or election as such, the number of directors who are New Zealand citizens would be less than one half of the total number of directors then in office.

17.5	If at any time the number of directors who are New Zealand citizens is reduced below one half of the total number of directors then in office, the Board shall ensure (whether by exercising its powers under clause 17.12 or otherwise) that within two months of the date of that reduction, sufficient directors are appointed so that not less than one half of the total number of directors then in office are New Zealand citizens.

Fewer than 5 directors may act for limited purposes

17.6	The Board may act notwithstanding any vacancy, but if and for so long as the number of directors is reduced below the minimum number of 5, the continuing directors may act for the purpose of increasing the number of directors to that minimum number (by the Board making an appointment to fill the vacancy in accordance with this constitution), or of summoning a meeting of security holders, but for no other purpose.

Appointment of directors by security holders

17.7	Any person who is not disqualified under the Act or this constitution and, if required under the Rules or ASX Rules, has been nominated in compliance with the time limits under the Rules or ASX Rules, may be appointed as a director by an ordinary resolution of security holders either to fill a casual vacancy or, subject to clause 17.1, as an additional director.

Removal of directors

17.8	Any director may be removed from office by an ordinary resolution passed at a meeting called for the purpose of, or for purposes that include, removal of the director.

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Rotation of directors

17.9	At the annual meeting in every year the directors required to retire at that meeting by the Rules or the ASX Rules must retire from office, but shall be eligible for re-election at that meeting. One managing director appointed by the Board is exempted from the requirement to retire pursuant to this clause.

17.10	The directors to retire at an annual meeting pursuant to clause 17.9 will be those directors who have been longest in office since they were last elected or deemed elected. Persons who became directors on the same day must retire in the order the Board resolves.

17.11	A retiring director continues to hold office until:

(a)	he or she is re-elected; or

(b)	if he or she is not re-elected, until the shareholders’ meeting at which he or she retires (or any adjournment of that meeting) elects someone in his or her place; or

(c)	if the meeting does not elect someone in his or her place, until the end of the meeting or any adjournment of the meeting.

Board may fill casual vacancy on the Board

17.12	The Board may appoint any person who is not disqualified under the Act or this constitution to be a director to fill a casual vacancy or as an addition to the existing directors, but subject to the maximum number of directors under clause 17.1.

18.	CHAIRPERSON

Directors to elect chairperson of the Board

18.1	The directors may elect one of their number as chairperson of the Board and (if they think fit) a deputy chairperson, and determine the period for which each is to hold office.

19.	VACATION OF OFFICE

Office of director vacated in certain cases

19.1	The office of director is vacated if the person holding that office:

(a)	dies; or

(b)	becomes disqualified from being a director pursuant to section 151 of the Act; or

(c)	resigns that office in accordance with clause 19.2; or

(d)	absents himself or herself from attendance at meetings of the Board continuously for the space of six months without special leave of absence from the Board and his or her alternate (if any) shall not have attended any such meetings in his or her stead, unless the Board resolves otherwise; or

(e)	is removed from office in accordance with this constitution or the Act; or

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(f)	being a managing director, ceases for any reason to be in the salaried employment of the Company or any of its subsidiaries, unless the Board resolves otherwise; or

(g)	retires from office under clauses 17.9 to 17.11 and is not re-elected.

Directors’ resignation procedure

19.2	A director may resign office by delivering a signed notice of resignation in writing to the address for service of the Company. The notice is effective when it is received at that address or at any later time specified in the notice.

20.	MANAGEMENT OF THE COMPANY

Board to manage Company

20.1	The Company’s business and affairs must be managed by, or under the direction or supervision of, the Board, except to the extent that the Act or this constitution provides otherwise.

Board has powers necessary to manage Company

20.2	The Board has all the powers necessary for managing, and for directing and supervising the management of, the Company’s business and affairs, except to the extent that the Act or this constitution provides otherwise.

Special resolutions necessary for major transactions

20.3	The Company must not enter into a major transaction unless the transaction is:

(a)	approved by a special resolution of shareholders; or

(b)	contingent on approval by a special resolution of shareholders.

21.	PROCEEDINGS OF THE BOARD

Meetings of the Board

21.1	The Fifth Schedule governs the proceedings at meetings of the Board except where otherwise agreed by all the directors for the time being in relation to any particular meeting or meetings. The third schedule to the Act does not apply to proceedings of the Board.

Written resolutions of Board permitted

21.2	A resolution in writing signed or assented to by all of the directors entitled to vote on that resolution (or their alternate directors) is as valid and effective as if it had been passed at a meeting of the Board duly convened and held provided that prior notice of the resolution has been given to those directors not entitled to vote and those directors have acknowledged in writing that they do not require a meeting to be held.

Written resolutions of all available directors permitted in certain cases

21.3	A resolution in writing which is signed or assented to by all of the available directors who are entitled to vote on that resolution (or by their alternate directors) is valid and effective as if it had been passed at a meeting of the Board duly convened and held, provided the resolution is signed by at least a majority of 75% of directors who are entitled to vote (or their alternate directors). For the purposes of this clause a director is not “available” if the Secretary has not been able to contact the director after using all reasonable endeavours to do so.

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Written resolutions may be in counterparts

21.4	Any written resolution may consist of several copies of the resolution, each signed or assented to by one or more of the directors (or their alternate directors). A copy of a written resolution, which has been signed and is sent by facsimile, email or any similar means of communication, will satisfy the requirements of this clause. A copy must be sent to any director who did not sign the resolution.

22.	DELEGATION OF POWERS

Restriction on Board’s right to delegate its powers

22.1	The Board may delegate to a committee of directors, a director, an employee of the Company or any other person, any one or more of its powers other than its powers under any of the sections of the Act set out in the second schedule to the Act.

Board delegates to comply with regulations

22.2	In exercising the Board’s delegated powers, any committee of directors, director, employee of the Company or any other person must comply with any regulations that the Board may impose.

Committee proceedings

22.3	A committee of the Board comprising more than one person may elect a chairperson of its meetings. If no such chairperson is elected, or If at any meeting the chairperson is not present within 15 minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairperson of the meeting.

22.4	A committee of the Board may meet and adjourn as it thinks proper. Questions arising at any meeting of a committee comprising more than one person shall be determined by a majority of votes of the members present, and in case of an equality of votes the chairperson of the meeting shall have a second and casting vote except when only two members are present at the meeting.

22.5	The provisions of this constitution (including those relating to the signing of written resolutions and to teleconference meetings) relating to the meetings and proceedings of the Board shall, so far as not altered by any regulations made by the Board, apply also to the meetings and proceedings of any committee. The quorum of any committee shall be:

(a)	the number of members of the committee where the committee comprises not more than two members; and

(b)	two members where the committee comprises three or more members,

in both cases unless the Board specifies otherwise.

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23.	INTERESTED DIRECTORS

Directors must disclose their interests

23.1	As soon as a director becomes aware of the fact that he or she is interested in a transaction or proposed transaction with the Company, that director must cause to be entered in the interests register, and disclose to the Board:

(a)	the nature and monetary value of his or her interest (if the monetary value of the interest is able to be quantified); or

(b)	the nature and extent of his or her interest (if the monetary value of the interest cannot be quantified).

23.2	The word “interested” where used in this constitution in relation to a director has the meaning set out in section 139 of the Act.

Exception

23.3	The provisions of clause 23.1 shall not apply to a director if:

(a)	the transaction or proposed transaction is between the director and the Company; and

(b)	the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

General disclosure in certain cases will suffice

23.4	For the purposes of clause 23.1 a general notice entered in the interests register or disclosed to the Board to the effect that a director:

(a)	is a shareholder, director, officer, or trustee of another named company or other person; and

(b)	is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that other company or person,

is a sufficient disclosure of that interest in relation to that transaction.

Failure to disclose does not affect validity of transaction

23.5	Any failure by a director to comply with clause 23.1 does not affect the validity of a transaction entered into by the Company or the director. However, the transaction may be avoided under clause 23.6.

Company may avoid transaction if director interested

23.6	Where the Company enters into a transaction in which a director is interested, the Company may avoid that transaction in accordance with the Act.

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24.	REMUNERATION

Directors’ remuneration

24.1	The power of the Board to authorise the payment of remuneration by the Company to a director in his or her capacity as a director is subject to the Rules and the ASX Rules.

24.2	Notwithstanding clause 24.1 a director is entitled to be paid or reimbursed for reasonable travelling, accommodation and other expenses incurred in relation to management of the Company without requiring authorisation of shareholders.

24.3	Notwithstanding clause 24.1, in no instance will remuneration paid by the Company to a director (whether that director is an executive or non-executive director), or remuneration paid by the Company to a managing director in his or her capacity as an executive, include a commission on, or percentage of, operating revenue.

Shareholders may determine directors’ remuneration

24.4	The shareholders may at any shareholders’ meeting by ordinary resolution determine the sum or sums to be paid to the directors for their services as directors of the Company (but excluding services as an executive director) in accordance with the Rules and ASX Rules.

25.	ALTERNATE DIRECTORS

Directors may appoint and remove alternate directors

25.1	Every director may:

(a)	appoint any person who is not a director and is not disqualified by this constitution or the Act from being a director, and whose appointment has been approved in writing by a majority of the other directors, to act as an alternate director in his or her place either for a specified period, or generally during the absence or inability to act from time to time of such director; and

(b)	remove his or her alternate director from that office,

by giving written notice to that effect to the Company. A majority of the other directors may similarly remove an alternate of a director from that office. No director shall appoint a deputy or agent otherwise than by way of appointment of an alternate director, under this clause.

Alternate director has powers of appointor

25.2	While acting in the place of the director who appointed him or her, the alternate director:

(a)	has, and may exercise and discharge, all the powers, rights, duties and privileges of that director (including the right to receive notice of, and participate in, meetings of the Board, and the power to sign any document, including a written resolution, but excluding the right to act as chairperson, deputy chairperson or managing director, and the right to appoint an alternate); and

(b)	is also subject to the same terms and conditions of appointment as that director, except that he or she shall not be entitled to receive remuneration other than such proportion (if any) of the remuneration otherwise payable to his or her appointor as the appointor may by notice in writing to the Company from time to time direct.

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Automatic termination of appointment of alternate director

25.3	The appointment of an alternate director terminates automatically if the director who appointed him or her ceases to be a director, or if an event occurs which if he or she were a director would cause him or her to vacate such office. A director retiring by rotation at a meeting of the Company and being re-elected at that meeting shall not be treated as having ceased to be a director.

26.	MANAGING DIRECTOR

Board may appoint managing director

26.1	The Board may appoint one of the directors to the office of managing director for a term not exceeding 5 years and on such other terms as the Board thinks fit. If the Board determines, a managing director may be referred to as the Chief Executive of the Company. A managing director may be reappointed at any time within three months before the expiration of such term of appointment for a further period not exceeding 5 years, and may be reappointed for a further term of 5 years in the same manner.

Managing director subject to same provisions

26.2	Subject to this constitution and the terms of any agreement entered into between the Board and the director concerned, the managing director is subject to the same provisions regarding resignation, removal and disqualification as the other directors of the Company, and the Board may revoke the appointment with or without cause, and the remedy for any breach of such agreement shall be in damages only, and he or she shall have no right to claim to continue in office contrary to the will of the Board. The appointment of a managing director shall terminate automatically if he or she ceases to be a director.

Remuneration of managing director

26.3	A managing director will receive in addition to remuneration for services as a director such remuneration and benefits as the Board may determine.

Powers conferred on managing director

26.4	Subject to clause 22.1, the Board may:

(a)	confer on a managing director any of the powers exercisable by the Board;

(b)	without affecting the powers of the managing director to act as a member of the Board, impose such terms and conditions and such restrictions as the Board thinks fit; and

(c)	withdraw, alter, vary or revoke any of the powers it confers under this clause 26.4.

Managing director has no power to appoint alternate managing director

26.5	The power to appoint an alternate director conferred on directors by this constitution does not confer on any managing director the power to appoint an alternate managing director.

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PART D: GENERAL

27.	SECRETARY

27.1	The Board may from time to time appoint one or more persons (other than a body corporate) to act as Secretary or deputy Secretary of the Company for such terms, at such remuneration, and upon such conditions as the Board thinks fit.

27.2	Subject to clause 22.1, the Secretary has the powers conferred by this constitution and any other powers the Board may confer on the Secretary.

27.3	If the Board thinks fit, two or more persons may be appointed under clause 27.1 as joint Secretaries.

27.4	Any Secretary or joint Secretary may, at any time, be removed from office by the Board, but without prejudice to any claim for damages for breach of any contract of service between him or her and the Company.

A director may apply to change Company name

27.5	A director may apply to the Registrar of Companies to change the name of the Company if the Board has approved the director doing so. An application to change the name of the Company shall not be an amendment to this constitution in terms of the Act.

28.	INDEMNITY AND INSURANCE FOR DIRECTORS AND EMPLOYEES

Indemnity for directors and others

28.1	Subject to clauses 28.3 every director of the Company shall be indemnified by the Company:

(a)	for any costs incurred by him or her in any proceeding that relates to liability for any act or omission in his or her capacity as a director of the Company or a director of a subsidiary of the Company and in which judgment is given in his or her favour, or in which he or she is acquitted, or which is discontinued; and

(b)	in respect of liability to any person other than the Company or a related company for any act or omission by him or her in his or her capacity as a director of the Company or a director of a subsidiary of the Company, or costs incurred by him or her in defending or settling any claim or proceeding relating to any such liability.

Indemnity power

28.2	Subject to clause 28.3, the Company may, with the prior approval of the Board, indemnify a director or an employee of the Company or a related company:

(a)	for any costs incurred by him or her in any proceeding that relates to liability for any act or omission by him or her in such capacity and in which judgment is given in his or her favour, or in which he or she is acquitted, or which is discontinued; and

(b)	in respect of liability to any person other than the Company or a related company for any act or omission by him or her in such capacity, or costs incurred by him or her in defending or settling any claim or proceeding relating to any such liability.

CONSTITUTION OF CHORUS LIMITED	22

Exceptions and definitions

28.3	An indemnity conferred by clause 28.1(b) or given pursuant to clause 28.2(b), shall not apply in respect of:

(a)	any criminal liability; or

(b)	in the case of an employee of the Company or a related company, any liability in respect of a breach of any fiduciary duty owed to the Company or related company; or

(c)	in the case of a director of the Company or a director of a related company, any liability in respect of a breach of the duty specified in section 131 of the Act; or

(d)	any other liability in respect of which an indemnity is prohibited by any legislation.

Company may effect insurance for directors and employees

28.4	The Company may, with the prior approval of the Board, effect insurance for a director or employee of the Company or a related company for any liability or costs for which a company may effect insurance for a director or employee under the Act. The Board may determine the amounts and the terms and conditions of any such insurance.

Definitions

28.5	In clause 28 “director” includes a former director and other words given extended meanings in section 162(9) of the Act have those extended meanings.

29.	SERVICE OF DOCUMENTS ON SHAREHOLDERS

Notice to natural persons

29.1	A notice, statement, report, accounts, or other document to be sent to a shareholder who is a natural person may be:

(a)	delivered to that person; or

(b)	posted to that person’s address (being the address shown in the share register or such other address as may have been notified in writing to the Company by the shareholder) or delivered to a box at a document exchange which that person is using at the time; or

(c)	sent by facsimile machine to a telephone number used by that person for the transmission of documents by facsimile; or

(d)	sent electronically to the address provided to the Company by that person for the receipt of documents electronically.

Notice to companies

29.2	A notice, statement, report, accounts, or other document to be sent to a shareholder that is a company (not being an overseas company) may be sent as follows:

(a)	by delivery to a person named as a director of the company on the New Zealand register; or

CONSTITUTION OF CHORUS LIMITED	23

(b)	by delivery to an employee of the company at the company’s head office or principal place of business; or

(c)	by leaving it at the company’s registered office or address for service; or

(d)	in accordance with an agreement made with the company; or

(e)	by posting it to the company’s registered office or address for service or delivering it to a box at a document exchange which the company is using at the time; or

(f)	by sending it by facsimile machine to a telephone number used for the transmission of documents by facsimile at the company’s registered office or address for service or its head office or principal place of business; or

(g)	by sending it electronically to the address provided to the Company by that company for the receipt of documents electronically.

29.3	For the purposes of this clause 29.2, the address for service of a shareholder that is a company shall be the address shown on the share register.

Notice to overseas companies

29.4	A notice, statement, report, accounts or other document to be sent to a shareholder that is an overseas company may be sent as follows:

(a)	by delivery to a person named in the overseas register as a director of the overseas company and who is resident in New Zealand; or

(b)	by delivery to a person named in the overseas register as being authorised to accept service in New Zealand of documents on behalf of the overseas company; or

(c)	by delivery to an employee of the overseas company at the overseas company’s place of business in New Zealand or, if the overseas company has more than one place of business in New Zealand, at the overseas company’s principal place of business in New Zealand; or

(d)	by posting it to the address of the overseas company shown in the share register or the overseas company’s principal place of business in New Zealand or by delivering it to a box at a document exchange which the overseas company is then using at the time; or

(e)	by sending it by facsimile machine to a telephone number used for the transmission of documents by facsimile at the principal place of business in New Zealand of the overseas company; or

(f)	by sending it electronically to the address provided to the Company by that company for the receipt of documents electronically.

Manner and proof of service

29.5	Subject to clause 29.6, for the purposes of clauses 29.1 to 29.4:

(a)	if a document is to be served by delivery to a natural person, service must be made:

(i)	by handing the document to the person; or

CONSTITUTION OF CHORUS LIMITED	24

(ii)	if the person refuses to accept the document, by bringing it to the attention of, and leaving it in a place accessible to, the person;

(b)	a document posted or delivered to a document exchange is deemed to be received 5 working days, or any shorter period as the Court may determine in a particular case, after it is posted or delivered;

(c)	a document sent by facsimile machine is deemed to have been received on the working day following the day on which it was sent;

(d)	a document sent electronically is deemed to have been received on the working day following the day on which a delivery-receipt message is received by the person who sent the document;

(e)	in proving service of a document by post or by delivery to a document exchange, it is sufficient to prove that:

(i)	the document was properly addressed;

(ii)	all postal or delivery charges were paid; and

(iii)	the document was posted or was delivered to the document exchange;

(f)	in proving service of a document by facsimile machine it is sufficient to prove that the document was properly transmitted by facsimile machine to the person concerned; and

(g)	in proving service of a document electronically it is sufficient to prove that the document was properly addressed and that a delivery-receipt message was received by the person who sent the document.

Effect of not receiving a document

29.6	A document is not to be deemed to have been served or sent or delivered to a person if the person proves that, through no fault on the person’s part, the document was not received within the time specified.

Notice where shareholder has no registered address

29.7	If a shareholder has no registered address that shareholder shall not be entitled to have any notice from the Company and all proceedings taken without notice to any such shareholder shall be as valid as if that shareholder had due notice. If a shareholder has no registered address, a notice may (but need not) be given by the Company to any such shareholder by advertisement in a newspaper circulating in the neighbourhood of the registered office addressed to the shareholders of the Company generally and any notice so given shall be deemed to have been duly given at noon on the day on which the advertisement appears.

Notice to joint holders

29.8	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register in respect of the share.

CONSTITUTION OF CHORUS LIMITED	25

Notice to representatives or manager

29.9	A notice may be given by the Company to the person entitled to a share in consequence of the mental disorder, death or bankruptcy of a shareholder, by sending it to him or her by name, or by the title of the manager of the mentally disordered person, or the legal personal representatives of the deceased, or the assignee of the bankrupt, or by any like description, as the case may be. The notice may be sent to the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the mental disorder, death or bankruptcy had not occurred.

30.	EXECUTION OF CONTRACTS

Manner of execution

30.1	A contract or other enforceable obligation may be entered into by the Company as follows:

(a)	an obligation which, if entered into by a natural person, would, by law, be required to be by deed, may be entered into on behalf of the Company in writing signed under the name of the Company by:

(i)	two or more directors; or

(ii)	a director, or other person or class of persons authorised by the Board whose signature or signatures must be witnessed; or

(iii)	one or more attorneys appointed by the Company in accordance with clause 30.2;

(b)	an obligation which, if entered into by a natural person, is by law, required to be in writing, may be entered into on behalf of the Company in writing by a person acting under the Company’s express or implied authority; and

(c)	an obligation which, if entered into by a natural person, is not, by law, required to be in writing, may be entered into on behalf of the Company in writing or orally by a person acting under the Company’s express or implied authority.

Company may appoint attorneys

30.2	The Company may, by an instrument in writing executed in accordance with clause 30.1, appoint one or more persons as its attorney or attorneys either generally or in relation to a specified matter or matters. An act of an attorney in accordance with the instrument binds the Company.

31.	REMOVAL OF COMPANY FROM NEW ZEALAND REGISTER

Directors may remove Company from New Zealand register

31.1	If the Company:

(a)	has ceased to carry on business, discharged in full its liabilities to all known creditors, and distributed its surplus assets in accordance with the Act; or

(b)	has no surplus assets after paying its debts in full or in part, and no creditor has applied to the Court for an order putting the Company into liquidation,

the Board may request the Registrar to remove the Company from the New Zealand register.

CONSTITUTION OF CHORUS LIMITED (FIRST SCHEDULE - OWNERSHIP RESTRICTIONS)	26

FIRST SCHEDULE

OWNERSHIP RESTRICTIONS

1.	Definitions

In this Schedule, if not inconsistent with the context:

“affected share” means any share which is treated as such pursuant to clause 3;

“capital” means the share capital of the Company;

“employee” means an employee or officer of the Company or of any subsidiary or associated company of the Company, a labour-only contractor, consultant, or consultant company who or which contracts with the Company or with any subsidiary or associated company of the Company, any person whose services are provided or are to be provided to the Company or to any subsidiary or associated company of the Company pursuant to any contract or other arrangement, any trustee or trustees on behalf of any of the above persons, and any trustee or trustees of or in respect of any pension, superannuation or like fund established for the benefit of any of the above persons;

“New Zealand business” means, for the purposes of paragraph (d) of the definition of the term New Zealand national, any one or more of the following:

(a)	a person exempted from the requirements of Parts 2 and 3 of the Overseas Investment Regulations 2005 by virtue of an exemption notice issued under those regulations; or

(b)	any person named in, or in a schedule to, any such exemption notice; or

(c)	if the regulations referred to in paragraph (a) of this definition are revoked, any person falling within that paragraph or paragraph (b) of this definition at the date of the revocation; or

(d)	any subsidiary of any person referred to in paragraph (a) or paragraph (b) or paragraph (c) of this definition; or

(e)	underwriters or sub-underwriters of any offer of voting shares for subscription or purchase;

“New Zealand national” means:

(a)	any New Zealand citizen, or any person who has attained the age of 18 years and is of full capacity who would, in the opinion of the Board, meet the requirements for citizenship set out in section 8(2) of the Citizenship Act 1977 (or any provision enacted in substitution for that section) if that person made an application for citizenship on the date on which his or her status as a New Zealand national is considered for the purposes of this constitution; or

CONSTITUTION OF CHORUS LIMITED (FIRST SCHEDULE - OWNERSHIP RESTRICTIONS)	27

(b)	the Crown or any department or instrument of the executive government of New Zealand or any person acting on behalf of the Crown or any such department or instrument; or

(c)	any municipal, local, statutory or other authority formed or established in New Zealand or any instrument of local government in New Zealand; or

(d)	any New Zealand business; or

(e)	any company, or other body corporate, that:

(i)	is established in New Zealand and has its registered office in New Zealand and that is substantially owned and effectively controlled by persons coming within any of paragraphs (a) to (d) of this definition; or

(ii)	is not an overseas person within the meaning of the Overseas Investment Act 2005; or

(f)	the trustees of any employee share purchase scheme operated by way of a trust for the benefit of any employees, where all the trustees are persons coming within any of paragraphs (a) to (e) of this definition and where all voting rights in respect of all shares to which the scheme relates are held by the trustees;

“person” includes a natural person, a company, a corporation, and any combination or association of natural persons or corporate or unincorporated bodies (in each case whether or not having a separate legal identity);

“relevant interest” has the meaning set out in clause 5;

“representative” means a person authorised by a corporation in accordance with clause 49 of the Fourth Schedule;

“subsidiary” has the meaning set out in section 5 of the Act (read as if the expression “company” in that subsection included any body corporate, wherever incorporated);

“voting share” means a security that confers a right to vote at meetings of the shareholders of the Company (whether or not there is any restriction or limitation on the number of votes that may be cast by or on behalf of the holder of the security), not being a right to vote that, under the conditions attached to the security, is exercisable only in one or more of the following circumstances:

(a)	during a period in which a dividend (or part of a dividend) in respect of the security is in arrears; or

(b)	on a proposal to reduce the capital; or

CONSTITUTION OF CHORUS LIMITED (FIRST SCHEDULE - OWNERSHIP RESTRICTIONS)	28

(c)	on a proposal that affects rights attached to the security; or

(d)	on a proposal to put the Company into liquidation; or

(e)	on a proposal for the disposal of the whole of the property, business, and undertaking of the Company; or

(f)	during the liquidation of the Company;

For the purposes of this Schedule, a body corporate is related to another body corporate if:

(c)	the other body is its holding company or subsidiary; or

(d)	there is another body corporate to which both bodies are related by virtue of paragraph (a) of this definition, and related body corporate has a corresponding meaning.

2.	Limitations on shareholdings

2.1	No person shall have a relevant interest in 10% or more of the total voting shares for the time being without, and except in accordance with, the prior written approval of the Crown under the Deed (unless it has been terminated with the consent of the Crown).

2.2	No person who is not a New Zealand national shall have a relevant interest in more than 49.9% of the total voting shares for the time being without, and except in accordance with the terms of, the prior written approval of the Crown given under the Deed (unless it has been terminated with the consent of the Crown).

3.	Power to sell where clause 2 breached

3.1	The provisions of clauses 3.2 to 3.11 inclusive shall apply if the Board or, pursuant to the Deed (unless it has been terminated with the consent of the Crown), the Crown, determines that there are reasonable grounds for believing that a person has a relevant interest in voting shares in breach of clause 2.

3.2	After such determination, the Board must (except where the prior written approval of the Crown has been given under the Deed), by notice in writing served on any registered holder of voting shares to which the determination relates, require that holder to lodge with the Board within 21 days of the date on which such notice is served by the Board, a statutory declaration (or other disclosure if required by the Board) giving such information as the Board may reasonably require for the purposes of determining whether to exercise its powers under this clause 3.

3.3	Where the registered holder of any voting shares does not comply with clause 3.2, or the Board in its discretion considers that any disclosure required by clause 3.2 or other information reveals that any person, without the written consent of the Crown, holds a relevant interest in any voting shares in contravention of clause 2, the Board must (except where the prior written approval of the Crown has been given under the Deed (unless it has been terminated with the consent of the Crown)), subject to clause 3.4, serve a notice on the registered holder of those voting shares declaring those voting shares to be affected shares.

CONSTITUTION OF CHORUS LIMITED (FIRST SCHEDULE - OWNERSHIP RESTRICTIONS)	29

3.4	The Board shall serve notice upon the registered holder of any voting shares of its intention to declare those shares to be affected shares. The holder may make representations to the Board as to why any such voting shares should not be treated as affected shares, within 14 days of receiving the above mentioned notice from the Board. If after taking into consideration any such representations, the Board in its discretion (but acting reasonably on the basis of evidence available and resulting from the Board’s due enquiry, which inquiry must be made by it) determines that such shares shall be treated as affected shares, it must (except where the prior written approval of the Crown has been given under the Deed (unless it has been terminated with the consent of the Crown)) immediately serve a notice on the registered holder declaring those voting shares to be affected shares.

3.5	A registered holder of affected shares shall, unless the prior written approval of the Crown has been given under the Deed (unless it has been terminated with the consent of the Crown), not be entitled to vote in respect of such affected shares at any shareholders’ or class meeting of the Company and in that event the votes attached to such affected shares shall vest in and may be exercised by the chairperson of any such meeting who may act entirely at his or her discretion. This shall be without prejudice to the right of any such registered holder to attend or speak at any shareholders’ or class meeting of the Company.

3.6	A registered holder of affected shares shall, within three months (or such longer period as the Board, may determine, provided that such determination by the Board is the subject of a written approval of the Crown given under the Deed (unless it has been terminated with the consent of the Crown)), of receiving the notice declaring those voting shares to be affected shares, ensure that either the affected shares or one or more persons’ relevant interests therein are disposed of, in whole or in part, so that no person has a relevant interest in the affected shares in breach of clause 2. If, after three months (or such longer period determined as set out above), the Board is not satisfied that such a disposal has been made, the Board must (except where the prior written approval of the Crown has been given under the Deed (unless it has been terminated with the consent of the Crown)) arrange for the sale of some or all of the affected shares on behalf of the registered holder at the best price reasonably obtainable at the relevant time, based upon advice obtained by it for the purpose, so that no person has a relevant interest in the affected shares in breach of clause 2. For this purpose, the registered holder shall be deemed to have appointed, and does hereby appoint, the Company as its agent and its attorney, in each case with full authority to act on its behalf in relation to the sale of the affected shares and to sign all documents relating to such sale and transfer of the affected shares and the Board must (except where the prior written approval of the Crown has been given under the Deed (unless it has been terminated with the consent of the Crown)) register a transfer of the affected shares so sold, whether or not the transfer has been properly completed.

3.7	If the Board considers that no person has a relevant interest in breach of clause 2, in any voting shares which have been declared to be affected shares, (whether because of the sale of the affected shares or otherwise), it shall withdraw the declaration. On withdrawal, those voting shares shall cease to be affected shares. The Board shall serve notice on the then holder of those voting shares of such withdrawal within 14 days of having so resolved.

CONSTITUTION OF CHORUS LIMITED (FIRST SCHEDULE - OWNERSHIP RESTRICTIONS)	30

3.8	The Board shall not be obliged to serve any notice required under this clause to be served upon any person if it does not know either the identity or address of the person. The absence of service of such a notice in such circumstances, and any accidental error in or failure to give any notice to any person upon whom notice is required to be served under this clause shall not prevent the implementation of or invalidate any procedure under this clause. Clauses 29.1 to 29.9 of this constitution shall apply to the service on persons of notices required under this clause 3 as if references in clauses 29.1 to 29.9 of this constitution to shareholders were references to those persons and references to the registered addresses of shareholders were references to the last addresses of those persons known to the Company.

3.9	Any resolution or determination of, or decision or declaration or exercise of any discretion or power by, the Board or by the chairman of any meeting under or pursuant to this clause 3 shall, provided the prior written approval of the Crown to such resolution or determination of, or decision or declaration has been given under the Deed (unless it has been terminated with the consent of the Crown) be final and conclusive; and any disposal or transfer made, or other things done, by or on behalf of, or on the authority of, the Board pursuant to this clause 3, and which is strictly in accordance with the written approval of the Crown given under the Deed (unless it has been terminated with the consent of the Crown), shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever.

3.10	The proceeds of sale of any voting shares sold on behalf of the registered holder under this clause 3 shall be applied as follows:

(a)	first, in payment of any expenses incurred in regard to the sale; and

(b)	the residue (if any) shall be paid to, or in accordance with a direction of, the person who was the registered holder of the voting shares immediately before the sale.

3.11	A certificate signed by a director and countersigned by the Secretary, or by a second director, that a power of sale under this clause 3 has arisen and is exercisable by the Board, or that a voting share has been duly transferred under this clause 3 on the date stated therein, shall be conclusive evidence of the facts stated therein.

3.12	Any approval or consent required of the Crown under the Deed (unless it has been terminated with the consent of the Crown) may be given or withheld in the sole discretion of the Crown and on such terms and conditions as the Crown thinks fit. The giving of any such approval or consent shall not derogate from the need to obtain any approval or consent of the Crown under any enactment.

4.	Transfers of shares

4.1	The Board must (except where the prior written approval of the Crown has been given under the Deed (unless it has been terminated with the consent of the Crown)) decline to register a transfer of any voting shares if, in the reasonable opinion of the Board after due enquiry by it (which inquiry must be made by the Board), any person would, upon transfer, have a relevant interest in those voting shares in breach of clause 2.

CONSTITUTION OF CHORUS LIMITED (FIRST SCHEDULE - OWNERSHIP RESTRICTIONS)	31

4.2	The Board shall, if it is able to do so, decline to register a transfer of voting shares if it is aware that the acquisition of the voting shares by the transferee results, or would result, in a breach of clause 2.

5.	Meaning of “relevant interest”

5.1	For the purpose of this constitution, a person has a relevant interest in a voting share (whether or not that person is the registered holder of it) if that person:

(a)	is a beneficial owner of the voting share; or

(b)	has the power to exercise any right to vote attached to the voting share; or

(c)	has the power to control the exercise of any right to vote attached to the voting share; or

(d)	has the power to acquire or dispose of the voting share; or

(e)	has the power to control the acquisition or disposition of the voting share by another person; or

(f)	under, or by virtue of, any trust, agreement, arrangement, or understanding relating to the voting share (whether or not that person is a party to it):

(i)	may at any time have the power to exercise any right to vote attached to the voting share; or

(ii)	may at any time have the power to control the exercise of any right to vote attached to the voting share; or

(iii)	may at any time have the power to acquire or dispose of the voting share; or

(iv)	may at any time have the power to control the acquisition or disposition of the voting share by another person.

5.2	For the purposes of this constitution, where two or more persons act jointly or in concert in respect of the exercise of the rights attaching to a voting share in which any one or more of those persons has a relevant interest, then each of those persons shall be deemed to have a relevant interest in the voting share.

5.3	A body corporate or other body has a relevant interest in a voting share in which another body corporate that is related to that body corporate or other body has a relevant interest.

5.4	A person who has, or may have, a power referred to in any of clauses 5.1(a) to 5.1(f) has a relevant interest in a voting share regardless of whether the power:

(a)	is expressed or implied; or

(b)	is direct or indirect; or

(c)	is legally enforceable or not; or

CONSTITUTION OF CHORUS LIMITED (FIRST SCHEDULE - OWNERSHIP RESTRICTIONS)	32

(d)	is related to a particular voting share or not; or

(e)	is subject to restraint or restriction or is capable of being made subject to restraint or restriction; or

(f)	is exercisable presently or in the future; or

(g)	is exercisable only on the fulfilment of a condition; or

(h)	is exercisable alone or jointly with another person or persons.

5.5	A power referred to in clause 5.1 exercisable jointly with another person or persons is deemed to be exercisable by either or any of those persons.

5.6	A reference to a power includes a reference to a power that arises from, or is capable of being exercised as the result of, a breach of any trust, agreement, arrangement, or understanding, or any of them, whether or not it is legally enforceable.

5.7	For the purposes of clause 2, notwithstanding clauses 5.1 to 5.6, no account shall be taken of a relevant interest of a person in a voting share if:

(a)	the ordinary business of the person who has the relevant interest consists of, or includes, the lending of money or the provision of financial services, or both, and that person has the relevant interest only as security given for the purposes of a transaction entered into in the ordinary course of the business of that person; or

(b)	that person has the relevant interest by reason only of acting for another person to acquire or dispose of that voting share on behalf of the other person in the ordinary course of business of a sharebroker and that person is a member of a stock exchange; or

(c)	that person has the relevant interest solely in its capacity as a recognised clearing house, a nominee of a recognised clearing house, a recognised stock or investment exchange or a nominee of a recognised stock or investment exchange; or

(d)	that person has the relevant interest solely in its capacity as a custodian or depository under arrangements whereby that person holds shares in the Company and either itself or some other person issues receipts or other securities evidencing the right to receive such shares; or

(e)	that person has the relevant interest solely in its capacity as an underwriter in respect of obligations (whether contingent or otherwise) to acquire or subscribe for shares in the Company pursuant to an underwriting or subscription agreement; or

(f)	that person has the relevant interest by reason only that he or she has been authorised by resolution of the directors or other governing body of a body corporate to act as its representative at any meeting of shareholders or class of shareholders of the Company; or

CONSTITUTION OF CHORUS LIMITED (FIRST SCHEDULE - OWNERSHIP RESTRICTIONS)	33

(g)	that person has the relevant interest solely by reason of being appointed as a proxy in accordance with clause 43 of the Fourth Schedule to vote at any meeting of shareholders, or of a class of shareholders, of the Company; or

(h)	that person:

(i)	is a trustee corporation or a nominee company; and

(ii)	has the relevant interest by reason only of acting for another person in the ordinary course of business of that trustee corporation or nominee company; or

(i)	the person has the relevant interest by reason only that the person is a bare trustee of a trust to which the voting share is subject; or

(j)	that person has the relevant interest solely in its capacity as a trustee of an employee share purchase scheme of the Company.

5.8	For the purposes of clause 5.7(i), a trustee may be a bare trustee notwithstanding that he or she is entitled as a trustee to be remunerated out of the income or property of the trust.

6.	No amendment to the Constitution

6.1	The clauses and definitions of this constitution to which clause (b) of the definition of “special resolution” applies are:

(a)	The following definitions in clause 1.1 of this constitution, or defined by reference to the Rules in clause 1.2 of this constitution or the Act in clause 1.3 of this constitution: “this constitution”, “Board”, “Company”, “director”, “holding company”, “New Zealand citizen”, “share register”, “the Secretary”, “security”, “share”, “shareholder”, “special resolution”;

(b)	clause 7 of this constitution;

(c)	clause 11.7 of this constitution;

(d)	clause 17.4 and 17.5 of this constitution;

(e)	this Schedule; and

(f)	clause 21 and 22 of the Fifth Schedule.

6.2	No act or omission to act that contravenes or fails to comply with any of the clauses or provisions specified in clause 6.1, whether or not the act or omission is that of the Board or the shareholders in a meeting and whether or not the act or omission has been approved by a special resolution of shareholders, may be undertaken by the Board or the Company.

CONSTITUTION OF CHORUS LIMITED (SECOND SCHEDULE - SALE OF LESS THAN MINIMUM HOLDINGS)	34

SECOND SCHEDULE

SALE OF LESS THAN MINIMUM HOLDINGS

INTERPRETATION

1.	Construction

1.1	Unless stated otherwise, references to clauses are references to clauses in this Schedule.

NOTICE

2.	Notice to security holder with less than a minimum holding

2.1	Where securities registered in the name of a holder are less than a minimum holding, the Board may at any time give written notice of that fact and of the provisions of clause 3 to that holder. Notice must not be given before enquiry has been made as to whether any further transfers which may affect the number of securities registered in the name of the holder are pending and the effect of those transfers has been taken into account.

3.	Company may sell less than minimum holdings

3.1	Where notice has been given under clause 2, the Company may at any time during the period commencing not less than 3 months after the date on which notice is given and ending 5 months after that date, if the securities then registered in the name of the security holder are less than a minimum holding, sell the securities through NZX.

4.	Sale procedures

4.1	The Board may authorise the transfer of the securities sold to a purchaser of the securities through NZX or in some other manner approved by NZX, and the holder is deemed to have authorised the Company to act on behalf of the holder and to sign all necessary documents relating to the sale. The purchaser shall not be bound to see to the application of the purchase money, nor shall the title to the securities be affected by any irregularity or invalidity in the procedures under this constitution relating to the sale. The remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. If the certificate, if any, for the shares is not delivered to the Company, the Board may issue a new certificate in such manner as it thinks fit and the certificate not delivered shall be deemed to be cancelled.

5.	Application of proceeds

5.1	The proceeds of the sale of any securities sold under clauses 3 and 4 must be applied as follows:

(a)	first, in payment of any reasonable sale expenses;

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(b)	second, in satisfaction of any unpaid calls or any other amounts owing to the Company in respect of the securities; and

(c)	the residue, if any, must be paid to the person who was the holder of the securities immediately before the sale or his or her executors, administrators or assigns.

6.	Evidence of power of sale

6.1	A certificate signed by a director and countersigned by the Secretary or by a second director that the power of sale under this Schedule has arisen and is exercisable by the Company shall be conclusive evidence of the facts stated in that certificate.

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THIRD SCHEDULE

CALLS, FORFEITURE AND LIEN

INTERPRETATION

1.	Construction

1.1	Unless stated otherwise, references to clauses are references to clauses in this Schedule.

CALLS ON SECURITIES

2.	Holders of securities must pay calls

2.1	Every holder of securities on receiving at least 10 working days’ written notice specifying the time or times and the place of payment must pay, in accordance with that notice, the amount called to be paid in respect of any securities that the holder holds. The Board may revoke or postpone a call, or require a call to be paid by instalments.

3.	Call made when Board resolution passed

3.1	A call is regarded as having been made at the time when the Board resolution authorising the call was passed.

4.	Joint holders are jointly and severally liable

4.1	The joint holders of a security are jointly and severally liable to pay all calls for that security.

5.	Unpaid calls will accrue interest

5.1	If an amount called is not paid in full at the time specified for payment, the person from whom the amount is due must pay the Company interest on the amount that remains unpaid at a rate determined by the Board and calculated from the time specified for payment until the day of actual payment. The Board may waive some or all of the payment of that interest.

6.	Amounts payable under terms of issue treated as calls

6.1	Any amount that becomes payable on issue or at any specified date under this constitution or under the terms of issue of a security or under a contract for the issue of a security, will be regarded as being a call duly made and payable on the specified date. If the payment is not made, the relevant provisions of this constitution will apply as if the amount had become payable by virtue of a call made in accordance with this constitution.

7.	Board may differentiate between holders as to calls

7.1	On the issue of securities, the Board may differentiate between the holders of securities as to the amount of calls to be paid and the times of payment.

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8.	Board may accept payment in advance for calls

8.1	Where a holder of securities is willing to advance some or all of the money unpaid and uncalled on any security of that holder, the Board may accept the amount advanced on the Company’s behalf. The Board may pay interest on that amount at a rate agreed between the Board and that holder of securities for the period between the date that the amount is accepted and the date that the amount becomes payable pursuant to a call or the date specified for its payment. The Board may at any time repay to any holder of securities the whole or any portion of any money so advanced upon giving such holder at least 10 working days’ notice in writing and as from the date of such repayment interest (if any) shall cease to accrue on the money so repaid. Holders of securities shall not be entitled as of right to any payment of interest on any amount so paid in advance and the Board may decline to pay any interest. Any amount so paid in advance shall not be taken into account in ascertaining the amount of any dividend or other distribution payable upon the securities concerned.

9.	Proof of liability

9.1	The amount of any unpaid call may be recovered as a debt due from the holder of a security to the Company by proceedings commenced at any time after the call becomes payable. In any such proceedings it shall be sufficient to prove that:

(a)	the name of the holder of securities sued is entered in the applicable register of securities as the holder or one of the holders of the security in respect of which such debt accrued;

(b)	a resolution of the Board making the call is duly recorded in the Company’s records; and

(c)	notice of such call was duly given to the holder sued.

The proof of such matters shall be conclusive evidence of the debt and it shall not be necessary to prove the appointment or qualification of any member of the Board that made such call nor any other matter whatsoever.

FORFEITURE OF SECURITIES

10.	Board may by notice require forfeiture of securities if calls unpaid

10.1	The Board may during the time that a call, instalment, or other amount remains unpaid on a security, serve a notice on the holder of that security requiring payment of the unpaid call, instalment, or other amount, together with any accrued interest and any expenses that may have been incurred by the Company by reason of non-payment and failure to comply with such notice will result in forfeiture of the security.

11.	Notice of forfeiture must satisfy certain requirements

11.1	The notice served on a holder of securities under clause 10.1 must specify a date not earlier than 10 working days after the date the notice is served by which the payment is to be made. The notice must also state that in the event of non-payment by the appointed time, the securities to which the call, instalment, or other amount relates, will be liable to be forfeited by the holder of securities.

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12.	Failure to comply with notice may lead to forfeiture

12.1	Where a valid notice under clause 10.1 is served on a holder of securities and the holder of securities fails to comply with the notice, then the Board:

(a)	may resolve that any security for which that notice was given and all distributions authorised and not paid before the notice was served be forfeited; and

(b)	may cancel any certificate relating to any security which has been forfeited pursuant to any such resolutions.

13.	Board may deal with forfeited security

13.1	A forfeited security may be sold or otherwise disposed of on such terms and in such manner as the Board thinks fit. However, the Board may cancel the forfeiture at any time before the sale or other disposition on such terms as the Board thinks fit if the call, instalment or other amount which remains unpaid on the security is paid.

14.	Holder whose securities are forfeited loses rights

14.1	A person whose securities have been forfeited immediately ceases to be a holder in respect of those securities notwithstanding any other provision of this constitution, and remains liable to pay the unpaid amount that the holder owes the Company, but that liability shall cease if the Company receives payment in full of all money owing for those securities.

15.	Notice of forfeiture

15.1	On the forfeiture of a security the Board shall cause a note of the forfeiture and the date to be entered in the applicable register of securities and shall cause notice of the forfeiture and the date to be given to the holder in whose name the security stood immediately prior to the forfeiture. The Board shall upon the disposal of any forfeited security cause a note of the manner and date of such disposal to be similarly entered in the applicable register of securities.

16.	Certificate is conclusive

16.1	A certificate signed by a director that a security has been duly forfeited on a stated date shall be conclusive evidence of the facts stated against any person claiming an entitlement to that security.

17.	Company may sell forfeited security

17.1	The Company may receive consideration, if any, given for a forfeited security following a sale or disposition, and may execute a transfer of the security in favour of the person to whom the security is sold or disposed of, and register that person as the holder of the security. That person shall not be bound to see to the application of the purchase money, if any, nor shall the title to the security be affected by any irregularity or invalidity in the procedures under this constitution in respect of the forfeiture, sale or disposal of that security. Where the certificate, if any, for the forfeited security is not delivered to the Company, the Board may issue a new certificate distinguishing it as it thinks fit from the certificate not delivered, which shall be deemed to be cancelled. Any residue after satisfaction of unpaid calls, instalments, premiums or other amounts and interest, and expenses, shall be paid to the previous owner, or his or her executors, administrators or assigns.

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18.	Surrender of securities

18.1	The Board may accept from any holder of securities a surrender of all or any part of that holder’s securities which are liable to forfeiture upon such terms as may be agreed between the holder and the Board.

LIEN ON SECURITIES

19.	Company’s lien

19.1	The Company has a lien, ranking in priority over all other equities, on:

(a)	all securities registered in the name of a holder of securities (whether solely or jointly with others);

(b)	all dividends authorised in respect of such securities; and

(c)	the proceeds of sale of such securities,

for:

(d)	unpaid calls and instalments payable in respect of any such securities;

(e)	interest on any such calls or instalments; and

(f)	any amounts that the Company may be called on to pay under any statute, regulation, ordinance or other legislation in respect of the securities of that holder of securities, whether the period for payment has arrived or not.

No equitable interest in any securities other than such lien shall be created except upon the footing and condition that clause 10.6 of this constitution is to have full effect and such lien shall extend to all dividends and other distributions from time to time authorised in respect of such securities.

20.	Waiver of lien

20.1	Registration of a transfer of securities on which the Company has any lien will operate as a waiver of the lien, unless the Company gives notice to the contrary to the transferee prior to registration.

21.	Company may sell securities on which it has a lien

21.1	The Company may sell a security on which it has a lien in such manner as the Board thinks fit, where:

(a)	the lien on the security is for a sum which is presently payable; and

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(b)	the registered holder of the security, or the person entitled to it on his or her death or bankruptcy, has failed to pay that sum within 10 working days after the Company has served the registered holder with written notice demanding payment of that sum.

22.	The Company may transfer security and apply proceeds

22.1	The Company may receive consideration given for a security sold under clause 21, and may execute a transfer of the security in favour of the person to whom the security is sold, and register that person as the holder of the security discharged from all calls due prior to the purchase. The purchaser shall not be bound to see to the application of the purchase money, and the purchaser’s title to the security shall not be affected by any irregularity or invalidity in the proceedings relating to the sale. The remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. If the certificate, if any, for the forfeited security is not delivered to the Company, the Board may issue a new certificate distinguishing it as it thinks fit from the certificate not delivered, which shall be deemed to have been cancelled.

22.2	The Company must apply the sale proceeds in payment of the sum presently payable in respect of the lien, and the balance, if any, shall (subject to a like lien for sums not presently payable that existed upon the security before the sale) be paid to the person who held the security immediately before the date of sale or his or her executors, administrators or assigns.

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FOURTH SCHEDULE

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

INTERPRETATION

1.	Construction

1.1	Unless stated otherwise, references to clauses are references to clauses in this Schedule.

1.2	A reference in this Schedule to a shareholder present at a meeting or entitled to vote at a meeting includes a reference to a proxy of a shareholder, a representative of a corporate shareholder, an attorney of a shareholder, and any person who may lawfully act on behalf of a shareholder.

NOTICE

2.	Written notice must be given to shareholders, directors and auditors

2.1	Written notice of the time and place of a meeting of shareholders must be sent to every shareholder entitled to receive notice of the meeting and to every director and any auditor of the Company not less than 10 working days before the meeting.

3.	Service of notices outside New Zealand

3.1	If a holder of a quoted security has no registered address within New Zealand and has not supplied to the Company an address within New Zealand for the giving of notices, but has supplied an address outside New Zealand, then notices must be posted to that holder at such address and shall be deemed to have been received by that holder 24 hours after the time of posting.

4.	Notice must state nature of business

4.1	The notice must:

(a)	state the nature of the business to be transacted at the meeting in sufficient detail to enable a shareholder to form a reasoned judgment in relation to it;

(b)	state the text of any special resolution to be submitted to the meeting;

(c)	contain or be accompanied by sufficient explanation to enable a reasonable person to understand the effect of the resolutions proposed in the notice of meeting; and

(d)	for so long as the Company is listed, comply with the requirements of the Rules and the ASX Rules.

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Without limiting this clause, notices in respect of proposed changes to this constitution must be sufficiently explicit to enable the effect of such changes to be understood without reference to the existing or proposed constitution.

5.	Form of proxy must be included with notice

5.1	A proxy form must be sent with every notice of meeting of shareholders or quoted security holders.

6.	Irregularities in notice may be waived

6.1	Any irregularity in a notice of a meeting is waived if all the shareholders entitled to attend and vote at the meeting attend the meeting without protest as to the irregularity or if all such shareholders agree to the waiver.

7.	Company’s accidental failure to give notice does not invalidate meeting

7.1	The proceedings at a meeting are not invalidated if the Company accidentally omits to give notice of a meeting to any person entitled to that notice, or if any person entitled to that notice fails to receive notice of a meeting.

8.	Notice of an adjournment

8.1	If a meeting is adjourned for less than 30 days no notice of the time and place of the adjourned meeting need be given other than by announcement at the meeting from which the adjournment took place.

8.2	If a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given in the same way as notice was given of the meeting from which the adjournment took place.

MEETING AND QUORUM

9.	Methods of holding meetings

9.1	A meeting of shareholders may be held by a quorum of the shareholders:

(a)	being assembled together at the place, date and time appointed for the meeting; or

(b)	participating in the meeting by means of audio, audio and visual, or electronic communication; or

(c)	by a combination of both of the methods described in paragraphs (a) and (b).

The Company is not required to hold meetings of shareholders in the manner specified in clause 9.1(b) or (c). Meetings will be held in that manner only if the notice of meeting so specifies or the Board otherwise decides that the Company should do so.

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10.	Business to be transacted only if a quorum is present

10.1	Subject to clauses 12.1 and 13.1, business may be transacted at a meeting of shareholders only if a quorum is present at the time when the meeting proceeds to business.

11.	Quorum for shareholders’ meeting

11.1	A quorum for a meeting of shareholders is present if two or more shareholders are present having the right to vote at the meeting.

11.2	To avoid doubt, a shareholder participating in a meeting by means of audio, audio and visual, or electronic communication is present at the meeting and part of the quorum.

12.	Meeting convened at shareholders’ request dissolved if no quorum

12.1	If a quorum is not present within 30 minutes after the time appointed for the meeting convened on the written request of shareholders holding shares together carrying at least 5% of the voting rights entitled to be exercised, the meeting will be dissolved automatically.

13.	Other meetings to be adjourned if no quorum

13.1	If a quorum is not present within 30 minutes after the time appointed for a meeting (other than a meeting convened under clause 16.3(b) of this constitution), the meeting will be adjourned to the same day in the following week at the same time and place, or to such other day, time, and place as the directors may appoint. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the meeting, the shareholders present will constitute a quorum.

CHAIRPERSON

14.	Chairperson of Board to be chairperson of meeting

14.1	The chairperson of the Board, if one has been elected by the directors and is present at a meeting of shareholders, will chair the meeting.

15.	Directors may elect chairperson if chairperson or deputy chairperson of Board not available

15.1	If no chairperson of the Board has been elected or, if at any meeting of shareholders the chairperson of the Board is not present within 15 minutes of the time appointed for the commencement of the meeting or is unwilling to act, the deputy chairperson (if any) of the Board, shall be the chairperson, or failing him or her, the directors present may elect one of their number to be chairperson of the meeting.

16.	As a last resort shareholders may elect chairperson

16.1	If at any meeting of shareholders, no director is willing to act as chairperson or if no director is present within 15 minutes of the time appointed for the commencement of the meeting, the shareholders present may elect one of their number to be chairperson of the meeting.

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17.	Chairperson’s power to adjourn meeting

17.1	The chairperson of a meeting at which a quorum is present:

(a)	may adjourn the meeting to enable the result of a poll to be declared if the chairperson in his or her sole and absolute discretion believes the meeting will become inordinately protracted due to the time expected to be taken to count votes;

(b)	may adjourn the meeting with the consent of the shareholders present who are entitled to attend and vote at that meeting; and

(c)	must adjourn the meeting if directed by the meeting to do so.

The only business that may be transacted at any adjourned meeting is the business left unfinished at the meeting from which the adjournment took place.

18.	Power to dissolve meeting

18.1	If any meeting shall become so unruly, disorderly or inordinately protracted, that in the opinion of the chairperson the business of the meeting cannot be conducted in a proper and orderly manner, the chairperson, notwithstanding any provision to the contrary contained in this constitution, and without the consent of the meeting, may in his or her sole and absolute discretion and without giving any reason, either adjourn or dissolve the meeting.

18.2	If any meeting is dissolved by the chairperson pursuant to clause 18.1, the unfinished business of the meeting shall be dealt with by the chairperson directing that any item of business which is uncompleted at the meeting and which in his or her opinion must be voted upon be put to the vote by a poll without further discussion.

18.3	The chairperson may dissolve any meeting prior to completion of the taking of a poll, and the taking of, and counting of votes for, such poll may continue notwithstanding the dissolution of such meeting.

19.	Chairperson’s discretion to determine relevancy

19.1	The chairperson may determine in his or her absolute discretion whether or not any particular matter raised for question, discussion or comment at a meeting, or any resolution proposed by a shareholder at a meeting, concerns the management of the Company.

VOTING

20.	Voting by show of hands or voice vote at meeting

20.1	In the case of a meeting of shareholders held under clause 9.1(b), unless a poll is demanded, voting at the meeting will be by a show of hands or by voice vote, as the chairperson may determine. On a vote by voices or show of hands, each shareholder present at the meeting is entitled to one vote.

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21.	Voting by voice if audio-conference meeting

21.1	In the case of a meeting of shareholders held under clause 9.1(b), unless a poll is demanded, voting at the meeting will be by the shareholders signifying individually their assent or dissent by voice or by such other manner as the chairperson may decide.

22.	Votes of joint holders

22.1	Where two or more persons are registered as the holders of a share, the vote of the person named first in the share register and voting on a matter must be accepted to the exclusion of the votes of the other joint holders.

23.	Shareholder loses voting rights if calls unpaid

23.1	A shareholder is not entitled to vote at any meeting of shareholders other than a meeting of an interest group, unless all sums due to the Company by that shareholder in respect of any share registered in that shareholder’s name have been paid.

24.	Chairperson shall not have a casting vote

24.1	In the case of an equality of votes, the chairperson shall not have a casting vote.

25.	Chairperson’s declaration of result

25.1	Unless a poll is demanded, a declaration by the chairperson of the meeting that a resolution on a show of hands or voice vote or by such other manner as the Chairperson may have decided under clause 20.1 is carried by the requisite majority or lost without proof of the number or proportion of the votes recorded in favour of or against the resolution, shall be conclusive evidence of that fact.

POLLS

26.	Poll may be demanded by chairperson before a meeting

26.1	The chairperson may in his or her absolute discretion demand a poll before a meeting.

27.	Poll may be demanded at a meeting

27.1	At a meeting of shareholders, a poll may be demanded, either before or after a vote by show of hands or voice vote is taken on a resolution, by:

(a)	the chairperson; or

(b)	at least 5 shareholders having the right to vote at the meeting; or

(c)	a shareholder or shareholders having the right to exercise at least 10% of the total votes entitled to be exercised on the business to be transacted at the meeting; or

(d)	a shareholder or shareholders holding shares that confer a right to vote at the meeting and on which the total amount paid up is at least 10% of the total amount paid up on all the shares that confer that right.

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28.	Time at which polls to be taken

28.1	A poll demanded on the election of a chairperson of a meeting or on a question of adjournment must be taken immediately. A poll demanded on any other question is to be taken at such time as the chairperson of the meeting directs. The meeting may proceed to deal with any business other than that upon which a poll has been demanded pending the taking of the poll.

29.	Votes need not be cast in same way

29.1	On a poll, a shareholder entitled to more than one vote need not use all its, his or her votes, or cast all the votes it, he or she uses in the same way.

30.	Counting votes cast in a poll

30.1	If a poll is taken, votes must be counted according to the votes attached to the shares of each shareholder present at the meeting and voting. A poll may otherwise be taken in such manner as the chairperson directs. If there is any dispute as to the admission or rejection of a vote, the chairperson shall determine that dispute. The chairperson’s determination, if made in good faith, will be final and conclusive.

31.	Counting votes in a particular order is optional

31.1	The chairperson may direct that proxy votes, votes of corporate representatives and the votes of other shareholders present be counted in any particular order, and that counting cease once the requisite majority is attained with reference to the total number of shares. The chairperson may direct that the votes of any proxy holder be excluded if the chairperson in his or her absolute discretion is satisfied that the appointor of that proxy is present at the meeting and expresses a wish to vote.

32.	Auditor of Company to be scrutineer

32.1	The auditor of the Company for the time being, or if the auditor of the Company is unable or unwilling to act, then such person as the chairperson nominates, shall act as scrutineer for the purposes of a poll.

33.	Outcome of Poll

33.1	The chairperson may declare the result of a poll (at or after the meeting) after its outcome is known regardless of whether all votes have been counted.

34.	Result of a poll to be treated as resolution of the meeting

34.1	The result of a poll declared by the chairperson of the meeting will be treated as the resolution of the meeting at which the poll was demanded on the issue for which the poll was taken. The chairperson’s declaration must state that the resolution has or has not been passed by the requisite majority. The chairperson may, but need not, declare the number of the votes recorded in favour of or against the resolution.

35.	Proxy allowed to demand a poll

35.1	The instrument appointing a proxy to vote at a meeting confers authority to demand, or join in demanding a poll, and a demand by a person as proxy for a shareholder has the same effect as a demand by the shareholder.

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SHAREHOLDER PROPOSALS

36.	Shareholder proposals by written notice

36.1	A shareholder may give written notice to the Board of a matter concerning the management of the Company that the shareholder proposes to raise for discussion or resolution at the next meeting of shareholders at which the shareholder is entitled to vote.

36.2	The chairperson may determine in his or her absolute discretion whether or not any matter so proposed by a shareholder to be raised for discussion or resolution concerns the management of the Company.

37.	Board to give notice of proposal at Company’s expense

37.1	If the Board receives the notice at least 20 working days before the last day on which notice of the relevant meeting of shareholders is required to be given by the Board, the Board must, at the expense of the Company, give notice of the shareholder proposal and the text of any proposed resolution to all shareholders entitled to receive notice of the meeting.

38.	Board to give notice of proposal at shareholder’s expense

38.1	If the Board receives the notice at least 5 working days and not more than 20 working days before the last day on which notice of the relevant meeting of shareholders is required to be given by the Board, the Board must, at the expense of the shareholder, give notice of the shareholder proposal and the text of any proposed resolution to all shareholders entitled to receive notice of the meeting.

39.	Board may give notice of proposal on short notice

39.1	If the notice is received by the Board less than 5 working days before the last day on which notice of the relevant meeting of shareholders is required to be given by the Board, the Board must, if practicable, and at the expense of the shareholder, give notice of the shareholder proposal and the text of any proposed resolution to all shareholders entitled to receive notice of the meeting.

40.	Proposing shareholder may include statement

40.1	If the directors intend that shareholders may vote on the proposal by proxy they must give the proposing shareholder the right to include in or with the notice given by the Board a statement of not more than 1,000 words prepared by the proposing shareholder in support of the proposal, together with the name and address of the proposing shareholder.

41.	Board may exclude statement in some cases

41.1	The Board is not required to include in or with the notice given by the Board any part of a statement, proposal or resolution prepared by a shareholder which the directors consider to be defamatory (within the Defamation Act 1992), frivolous or vexatious.

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42.	Shareholder to give security for costs for proposal with short notice

42.1	Where the costs of giving notice of the shareholder proposal and the text of any proposed resolution are required to be met by the proposing shareholder, the proposing shareholder must, on giving notice to the Board, deposit with the Company or tender to the Company a sum sufficient to meet those costs.

PROXIES

43.	Proxies permitted

43.1	A shareholder may exercise the right to vote by being present in person or represented by proxy.

43.2	A shareholder may appoint more than one proxy for a particular meeting, provided that more than one proxy is not appointed to exercise the rights attached to a particular share held by the shareholder.

44.	Proxy to be treated as shareholder

44.1	A proxy for a shareholder is entitled to attend and be heard at a meeting of shareholders as if the proxy were the shareholder.

45.	Appointment of proxy must be in writing and specify restrictions

45.1	A proxy must be appointed by a notice in writing that is signed by the shareholder, and the notice must state whether the appointment is for a particular meeting or a specified term. A proxy need not be a shareholder of the Company.

46.	Notice of proxy to be produced at least 48 hours before meeting

46.1	No proxy is effective in relation to a meeting unless a copy of the notice of appointment is received at the registered office, or such other place within New Zealand as is specified for that purpose in the notice convening the meeting, at least 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the notice proposes to vote, unless the Board agrees otherwise in any particular case. If the written notice appointing a proxy is signed under power of attorney, a copy of the power of attorney and a signed certificate of non-revocation of the power of attorney must accompany the notice.

47.	Form of notice of proxy

47.1	A notice appointing a proxy shall be in the form set out in the Sixth Schedule or in a form as near to it as circumstances allow, or in such other form as the Board may direct.

48.	Vote by proxy valid where Company not notified before meeting of disqualified proxy

48.1	Where:

(a)	the shareholder has died or become incapacitated; or

(b)	the proxy, or the authority under which the proxy was executed, has been revoked; or

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(c)	the share in respect of which the notice of proxy is given has been transferred,

before a meeting at which a proxy exercises a vote in terms of a notice of proxy but the Company does not receive written notice of that death, incapacity, revocation, or transfer before the start of the meeting, the vote of the proxy is valid.

CORPORATE REPRESENTATIVES

49.	Corporations may act by representative

49.1	A body corporate which is a shareholder may appoint a representative to attend any meeting of shareholders on its behalf in the same manner as that in which it could appoint a proxy. The representative shall be entitled to attend and be heard at a meeting of shareholders as if the representative were the shareholder.

POSTAL VOTES

50.	Postal votes

50.1	Unless the Board determines otherwise, shareholders may not exercise the right to vote at a meeting by casting postal votes. If the Board determines that shareholders may exercise the right to vote at a meeting by casting postal votes, the procedures in relation to postal voting shall be those set out in clause 7 of the first schedule of the Act.

MINUTES

51.	Board must keep minutes of proceedings

51.1	The Board must ensure that minutes are kept of all proceedings at meetings of shareholders and that a record is kept of all written resolutions of shareholders. Minutes which have been signed correct by the chairperson of the meeting are evidence of the proceedings at the meeting unless they are shown to be inaccurate.

OTHER PROCEEDINGS

52.	Meeting may regulate other proceedings

52.1	Except as provided in this Schedule, a meeting of shareholders may regulate its own procedure.

ELECTRONIC APPOINTMENTS AND VOTING

53.	Electronic appointments and voting

53.1	The Board may permit, in relation to a particular meeting or generally:

(a)	the appointment of proxies or representatives to be made by electronic means;

(b)	postal votes to be cast by electronic means; and

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(c)	to the extent permitted by law, votes to be cast on resolutions at meetings of shareholders (or of other groups) by electronic means.

The procedures in relation to such electronic appointment or electronic voting shall be those required by law (if any) in conjunction with any other procedure determined by the Board. If the Board permits electronic appointment of proxies or representatives or electronic voting in accordance with this clause, such electronic appointments may be made or electronic votes cast notwithstanding any other provision of this constitution.

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FIFTH SCHEDULE

PROCEEDINGS OF THE BOARD

INTERPRETATION

1.	Construction

1.1	Unless stated otherwise, references to clauses are references to clauses in this Schedule.

NOTICE OF MEETING

2.	Convening meetings

2.1	Subject to clauses 3.1 and 6.1, the Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. The chairperson, or in his or her absence the deputy chairperson (if any), or in the absence of both, the managing director (if any), may at any time, and the Secretary of the Company at the request of a director shall, convene a meeting of the Board (including a teleconference meeting as provided for in clause 16.1) in accordance with this Schedule. Notice of the meeting shall be given in accordance with clause 7.1.

3.	Notice to contain certain details

3.1	The notice of meeting must be in writing, except in the case of meetings convened on short notice under clause 8.1, and include the date, time (being the time in the city in which the meeting is to be held) and place of the meeting. In the case of a meeting by means of audio, audio and visual, or electronic communication, specify the manner in which each director may participate in the proceedings of the meeting.

4.	Directors may waive irregularities in notice

4.1	Any irregularity in the notice of a meeting is waived if all directors entitled to receive notice of the meeting attend the meeting without protest as to the irregularity, or if all directors entitled to receive notice of the meeting agree to the waiver.

5.	Omission of notice

5.1	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any director, does not invalidate the proceedings at that meeting.

6.	Regular meetings

6.1	The Board shall schedule its regular meetings in advance as follows:

(a)	as soon as reasonably practicable after the commencement of each calendar year, the Board shall decide upon the date, time and place of every meeting (“scheduled meeting”) of the Board then proposed to be held during the remainder of the then current calendar year; and

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(b)	as soon as reasonably practicable after the Board has decided upon the date, time and place of every scheduled meeting of the Board for any calendar year, the Secretary shall give a notice to every director setting out that information and such notice shall serve as notice of each such meeting for the purposes of this clause 6.1.

7.	Notice periods

7.1	The following periods of notice shall apply to the convening of meetings of the Board:

(a)	in the case of a scheduled meeting of the Board, where notice of that meeting has previously been given in accordance with clause 6.1(b) no further notice shall be required. The minimum period of notice required in order to change the scheduled date, time or place of a scheduled meeting of the Board shall be 10 clear days;

(b)	except in the case of urgency falling within clause 7.1(c), the minimum period of notice for convening a meeting of the Board other than a scheduled meeting shall be 10 clear days; and

(c)	in the case of urgency where, in the opinion of the chairperson or in his or her absence the deputy chairperson (if any) or in the absence of both the managing director (if any) a meeting of the Board is required in the interests of the Company to be convened on less than 10 clear days’ notice, the meeting may be convened on shorter notice provided that:

(i)	not less than three-quarters of the directors consent to such shorter notice; or

(ii)	the chairperson or in his or her absence the deputy chairperson (if any) or in the absence of both the managing director (if any) and at least one other director consider that by reason of extreme urgency, a meeting on shorter notice determined by them is required in the interests of the Company and that it is not practicable to comply with clause 7.1(c)(i).

8.	Meetings convened on short notice

8.1	In the case of a meeting convened on short notice pursuant to clause 7.1(c):

(a)	notice to a director of a meeting may be given to every director prior to the holding of the meeting either:

(i)	personally; or

(ii)	shall be sent by facsimile transmission to his or her facsimile number; or

(iii)	to the address provided to the Company by that person for the receipt of documents electronically; or

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(iv)	shall be given to the director in person by telephone or other oral communication;

(b)	the Secretary shall use all reasonable endeavours to contact every director personally or by telephone prior to the holding of the meeting to try to ensure that every director is aware that the meeting is to be held;

(c)	every director shall be entitled to attend the meeting telephonically notwithstanding his or her failure to give the required notice provided for under clause 14.1; and

(d)	the business to be transacted at the meeting shall be limited to business related to the urgent matter or matters which necessitated the meeting being called on short notice.

9.	Despatch of notices

9.1	Subject as provided in clause 8.1(a), the requirements concerning the despatch of notices convening a meeting of the Board are as follows a copy of a notice convening the meeting shall be delivered in such manner as the Board may decide.

10.	Board papers

10.1	The documentation required for each meeting of the Board (in this clause referred to as “board papers”) shall comprise:

(a)	an agenda of the general nature of the business to be transacted at the meeting;

(b)	where practicable, details of the resolutions to be put to the meeting; and

(c)	such explanatory or background papers as the Secretary acting in consultation with the chairperson or in his or her absence the deputy chairperson (if any) or in the absence of both the managing director (if any) shall think fit.

10.2	The requirements concerning the despatch of the board papers relating to a meeting of the Board shall be determined by the Board from time to time.

11.	Notices

11.1	Each director shall from time to time give written notice to the Company of his or her address, facsimile number, and telephone number or numbers for the purposes of service of notices convening meetings of the Board.

11.2	A notice convening a meeting of the Board given to a director shall be deemed to be given when:

(a)	delivered at the address of the addressee; or

(b)	in the case of a facsimile transmission when the Company receives an acknowledgement of receipt; or

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(c)	in the case of transmission electronically at the time of transmission, or in the case of communication in person by telephone or other oral communication, at the time of communication.

MEETING AND QUORUM

12.	Methods of holding meetings

12.1	A meeting of the Board may be held either:

(a)	by a number of directors who constitute a quorum, being assembled together at the place, date and time appointed for the meeting; or

(b)	by means of audio, audio and visual, or electronic, communication by which all directors participating can simultaneously hear each other throughout the meeting.

13.	Quorum for Board meeting

13.1	Unless otherwise determined by the Board, the quorum necessary for the transaction of business at a meeting of the Board is 3 of the directors. No business may be transacted at a meeting of the Board unless a quorum is present.

14.	Presence by telephonic means

14.1	Subject to clause 8.1, and without limiting clause 16.1, each director may elect to attend any meeting of the Board by telephone or other instantaneous audio (or audio and visual) or electronic communication provided such director has given notice in writing of his or her intention to do so to the Secretary at least 48 hours prior to the scheduled commencement time of such meeting. Any such director:

(a)	must throughout the meeting be able to hear each of the other directors taking part;

(b)	must, at the commencement of the meeting, acknowledge his or her presence for the purpose of the meeting, to all the other directors taking part;

(c)	may not leave such meeting by disconnecting his or her telephone or other means of communication unless he or she has first obtained the express consent of the chairperson; and

(d)	shall (for the purposes of this constitution) be conclusively presumed to have been physically present and to have formed part of the quorum at all times during the meeting unless he or she has first obtained the express consent of the chairperson of the meeting to leave the meeting as set out above. Neither the meeting, nor any business conducted at the meeting, shall be invalidated if a director does leave a meeting conducted in this manner without the express consent of the chairperson.

15.	Meeting adjourned if no quorum

15.1	If a quorum is not present within 30 minutes after the time appointed for a meeting of the Board, the meeting will be adjourned automatically until the following working day at the same time and place. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the meeting, the directors present will constitute a quorum.

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TELECONFERENCE MEETINGS

16.	Teleconference meeting

16.1	For the purpose of this constitution the contemporaneous linking together by telephone or other means of instantaneous audio (or audio and visual) or electronic communication of a number of the directors not less than the quorum provided in clause 13.1, together with a person acting as secretary (who may be one of the directors), whether or not any one or more of the directors or the Secretary is out of New Zealand, shall be deemed to constitute a meeting of the Board and all the provisions in this constitution as to meetings of the Board shall apply to such meetings so long as the following conditions are met:

(a)	all the directors shall be entitled to notice of a meeting by telephone or other means of communication and to be linked by telephone or such other means for the purposes of such meeting. Notice of any such meeting may be given on the telephone or by other means of communication;

(b)	each of the directors taking part in the meeting by telephone or other means of communication and the secretary must throughout the meeting be able to hear each of the other directors taking part; and

(c)	at the commencement of the meeting each director must acknowledge his or her presence for the purpose of a meeting of the Board to all the other directors taking part.

17.	Restriction on leaving teleconference

17.1	A director may not leave a meeting conducted pursuant to clause 16.1 by disconnecting his or her telephone or other means of communication unless he or she has first obtained the express consent of the chairperson of the meeting. A director shall for the purposes of this constitution be conclusively presumed to have been present and to have formed part of the quorum at all times during the meeting by telephone or other means of communication unless he or she first obtained the express consent of the chairperson of the meeting to leave the meeting as set out above. Neither the meeting nor any business conducted at the meeting shall be invalidated if a director does leave a meeting conducted pursuant to this clause without the express consent of the chairperson.

18.	Minutes at teleconference

18.1	A minute of the proceedings at such a meeting by telephone or other means of communication shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairperson and by the secretary of the meeting.

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CHAIRPERSON

19.	Chairperson to chair meetings

19.1	The chairperson of the Board or in his or her absence the deputy chairperson (if any) will chair all meetings of the Board.

20.	Directors may elect chairperson of meeting if chairperson of Board is not present

20.1	If no chairperson is elected, or if at a meeting of the Board neither the chairperson nor the deputy chairperson (if any) is present within 15 minutes after the time appointed for the commencement of the meeting, then the directors present may elect one of their number to be chairperson of the meeting.

VOTING

21.	Voting on resolutions

21.1	Subject to clause 22.1, each director has one vote. However, a director must not vote where that director is not permitted to vote by the Rules or this constitution. A resolution of the Board is passed if it is agreed to by all directors present without dissent or if a majority of the votes cast on it are in favour of it. A director present at a meeting of the Board may abstain from voting on a resolution, and any director who abstains from voting on a resolution will not be treated as having voted in favour of it for the purposes of the Act.

22.	Chairperson shall not have a casting vote

22.1	The chairperson shall not have a casting vote.

MINUTES

23.	Board must keep minutes of proceedings

23.1	The Board must ensure that minutes are kept of all proceedings of meetings of the Board and that a record is kept of all written resolutions of directors. Minutes which have been signed correct by the chairperson of the meeting are evidence of the proceedings at the meeting unless they are shown to be inaccurate.

OTHER PROCEEDINGS

24.	Board may regulate other proceedings

24.1	Except as set out in this Schedule, the Board may regulate its own procedure.

SIXTH SCHEDULE

PROXY FORM

ANNUAL MEETING [date], at [time]

Admission Card

[address]

If you propose TO ATTEND the Annual Meeting:

Bring this Admission Card, Proxy Form and Voting Instructions/Ballot Paper intact.

If you do NOT propose to ATTEND the Annual Meeting but wish to be represented by proxy:

Complete and sign the Proxy and Voting Instruction section below, detach this Admission Card and fold the form as indicated, seal and mail it to the Company.

Shareholder Number

Proxy Form [(                    )]

I/We	Shareholder Number

No. of Voting Securities

being a shareholder/shareholders of Chorus Limited

appoint		of

	(full name of proxy)		(full address)

or failing that person		of

	(full name of proxy)		(full address)

as my/our proxy to vote for me/us on my/our behalf at the Annual Meeting of the Company to be held on [date], at [time], and at any adjournment of that meeting

Voting Instructions/Ballot Paper

This part of the form can either be used as voting instructions for a proxy or as a ballot paper at the meeting (if a ballot is called).

This form is to be used to vote as follows on the following resolutions:

Tick (✓) in box to vote

Ordinary Business

FOR	AGAINST

1	To re-elect the following directors:

[ ]

[ ]

[ ]

3	To authorise the directors to fix the remuneration of the Auditors.

and to vote on any resolutions to amend any of the resolutions, on any resolution so amended and on any other resolution proposed at the Annual Meeting (or any adjournment thereof) so as to give effect to my/our intention as set out above or, in the event I/We have not expressed any intention or the intention is unclear (in my/our proxy’s sole opinion) as my/our proxy sees fit.

Signed this	day of	[year]

Signature(s)

1	A shareholder of the Company who is entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him/her. A proxy need not be a shareholder of the Company.

2	Proxies must be received at the office of the Company’s Share Registrar, [ ] no later than 48 hours before the time of the meeting.

3	A proxy granted by a company must be signed by a duly authorised officer or attorney.

4	Joint holders must all sign the form.

5	Persons who sign on behalf of a company must be acting with the company’s express or implied authority,

6	When the form of proxy is signed by an attorney, the Power of Attorney under which it is signed, if not previously produced to the Company and a completed certificate of non-revocation of authority, must accompany the proxy form.

7	The Chairman of the meeting, [ ] is willing to act as proxy for any shareholder who may wish to appoint him for that purpose.